PURCHASE AND CONTRIBUTION AGREEMENT

                            DATED AS OF MAY 26, 1999

                                  BY AND AMONG

                          CHARTER COMMUNICATIONS, INC.,

                          FALCON COMMUNICATIONS, L.P.,

                           FALCON HOLDING GROUP, L.P.,

                            TCI FALCON HOLDINGS, LLC,

                               FALCON CABLE TRUST,

                           FALCON HOLDING GROUP, INC.,

                                       AND

                                    DHN INC.

                       PURCHASE AND CONTRIBUTION AGREEMENT
                            DATED AS OF MAY 26, 1999


                                TABLE OF CONTENTS


                                                                           Page

SECTION 1         CERTAIN DEFINITIONS........................................1
     1.1      Terms Defined in this Section..................................1
     "Adjustment Escrow Agent"...............................................1
     "Adjustment Escrow Agreement"...........................................1
     "Adjustment Time".......................................................2
     "Affiliate".............................................................2
     "Assets"................................................................2
     "Basic Subscriber"......................................................2
     "Bulk Subscriber".......................................................2
     "Cable Act".............................................................2
     "Charter Holdings"......................................................2
     "Charter LLC"...........................................................2
     "Charter LLC Operating Agreement".......................................2
     "Charter's Disclosure Schedules"........................................3
     "Closing"...............................................................3
     "Closing Date"..........................................................3
     "Code"..................................................................3
     "Commercial Bulk Subscriber"............................................3
     "Compensation Arrangement"..............................................3
     "Consents"..............................................................3
     "Contracts".............................................................3
     "Copyright Act".........................................................3
     "Credit Agreement"......................................................3
     "Debt Documents"........................................................4
     "Employee Plan".........................................................4
     "Encumbrances"..........................................................4
     "Enforceability Exceptions".............................................4
     "Enstar Credit Agreement"...............................................4
     "Enstar Debt Documents".................................................4
     "Environmental Claim"...................................................4
     "Environmental Law".....................................................4
     "Equity Interests"......................................................5
     "Equivalent Subscribers"................................................5
     "ERISA".................................................................5

     "ERISA Affiliate".......................................................5
     "Exchange Act"..........................................................5
     "Exchange Agreement"....................................................5
     "Falcon Companies"......................................................5
     "Falcon's Disclosure Schedules".........................................6
     "FCC"...................................................................6
     "FCC Licenses"..........................................................6
     "FCC Regulations".......................................................6
     "FFI"...................................................................6
     "Franchise".............................................................6
     "Franchise Area"........................................................6
     "Franchising Authorities"...............................................6
     "GAAP"..................................................................6
     "Governmental Authority"................................................6
     "Hazardous Substance"...................................................6
     "Headquarters Employees"................................................6
     "HSR Act"...............................................................7
     "Indebtedness"..........................................................7
     "Indenture".............................................................7
     "Intangibles"...........................................................7
     "Knowledge".............................................................7
     "Legal Restrictions"....................................................7
     "Legal Requirements"....................................................7
     "Licenses"..............................................................8
     "Loss"..................................................................8
     "Material Adverse Effect"...............................................8
     "Material Contract".....................................................8
     "Material FCC Consent"..................................................8
     "MONY Agreement"........................................................8
     "MONY Notes"............................................................8
     "Nathanson Agreement"...................................................8
     "Organizational Documents"..............................................8
     "Permitted Encumbrances"................................................9
     "Person"................................................................9
     "Pre-Closing Tax Period"................................................9
     "Put Agreement".........................................................9
     "Rate Regulatory Matter"................................................9
     "Real Property"........................................................10
     "Released Parties".....................................................10
     "Residential Bulk Subscriber"..........................................10
     "SEC"..................................................................10

     "Securities Act".......................................................10
     "Senior Debentures"....................................................10
     "Senior Debentures Amount".............................................10
     "Senior Debt"..........................................................10
     "Senior Debt Amount"...................................................10
     "Senior Discount Debentures"...........................................10
     "Senior Discount Debentures Accreted Value"............................10
     "Subscriber"...........................................................11
     "Subsidiary"...........................................................11
     "Systems"..............................................................11
     "Tangible Personal Property"...........................................11
     "Tax"..................................................................11
     "Tax Return"...........................................................11
     "TCI Systems"..........................................................11
     "Transaction Documents"................................................11
     "Transferable Franchise Area"..........................................12
     "Upset Date"...........................................................12
     1.2  Terms Defined Elsewhere in this Agreement.........................12
     1.3  Rules of Construction.............................................14

SECTION 2 SALE AND PURCHASE OF PURCHASED INTERESTS; CONTRIBUTION OF
          CONTRIBUTED INTEREST; ASSUMPTION OF LIABILITIES; CONSIDERATION....14
     2.1  Agreement to Sell and Buy Purchased Interests and to Contribute
          Contributed Interest..............................................14
     2.2  Assumption of Obligations; Effect on Partnership Agreement of
          Falcon............................................................16
     2.3  Consideration for Purchased Interests and Contributed Interest....17
     2.4  Adjustments.......................................................17
     2.5  Payments at Closing...............................................20
     2.6  Post-Closing Payment of  Aggregate Consideration Adjustments......21

SECTION 3 REPRESENTATIONS AND WARRANTIES OF FALCON..........................23
     3.1  Organization and Authority. ......................................23
     3.2  Authorization and Binding Obligation..............................23
     3.3  Organization and Ownership of  Falcon Companies...................24
     3.4  Absence of Conflicting Agreements; Consents.......................24
     3.5  Financial Statements..............................................25
     3.6  Absence of Undisclosed Liabilities................................25
     3.7  Absence of Certain Changes........................................26
     3.8  Franchises, Licenses, Material Contracts..........................26

     3.9  Title to and Condition of Real Property and Tangible Personal
          Property..........................................................27
     3.10 Intangibles.......................................................28
     3.11 Information Regarding the Systems.................................28
     3.12 Taxes.............................................................29
     3.13 Employee Plans....................................................31
     3.14 Environmental Laws................................................33
     3.15 Claims and Litigation.............................................33
     3.16 Compliance With Laws..............................................33
     3.17 Transactions with Affiliates......................................34
     3.18 Certain Fees......................................................34
     3.19 Inventory.........................................................34
     3.20 Overbuilds; Competition...........................................34
     3.21 Disconnections....................................................35
     3.22 Year 2000.........................................................35
     3.23 Budgets...........................................................35
     3.24 SEC Reports.......................................................35
     3.25 Foreign Corrupt Practices Act.....................................35
     3.26 Cure..............................................................35

SECTION 4 REPRESENTATIONS AND WARRANTIES OF SELLERS.........................36
     4.1  Organization......................................................36
     4.2  Authorization and Binding Obligation..............................36
     4.3  Absence of Conflicting Agreements; Consents.......................36
     4.4  Title to Purchased Interests......................................37
     4.5  Claims and Litigation.............................................37
     4.6  Certain Fees......................................................37
     4.7  Investment Purpose; Investment Company............................37
     4.8  Cure..............................................................38

SECTION 5 REPRESENTATIONS AND WARRANTIES OF BUYER...........................38
     5.1  Organization......................................................38
     5.2  Authorization and Binding Obligation..............................38
     5.3  Absence of Conflicting Agreements; Consents.......................39
     5.4  Claims and Litigation.............................................39
     5.5  Investment Purpose; Investment Company............................39
     5.6  Ownership of Buyer and its Subsidiaries...........................40
     5.7  Certain Fees......................................................40
     5.8  Availability of Funds.............................................40
     5.9  Financial Statements..............................................40
     5.10 Private Offering Memorandum and S-4...............................41
     5.11 Cure..............................................................41

SECTION 6 SPECIAL COVENANTS AND AGREEMENTS..................................41
     6.1  Operation of Business Prior to Closing............................41
     6.2  Confidentiality; Press Release....................................44
     6.3  Cooperation; Commercially Reasonable Efforts......................45
     6.4  Consents and Notices..............................................45
     6.5  HSR Act Filing....................................................48
     6.6  No Inconsistent Actions; Charter LLC..............................48
     6.7  Falcon Company  and Enstar Debt Obligations.......................49
     6.8  Retention and Access to the Falcon Companies' Records.............50
     6.9  Employee Matters..................................................51
     6.10 Tax Matters.......................................................52
     6.11 Falcon Name.......................................................55
     6.12 No Recourse; Release of Claims....................................55
     6.13 Exculpation and Indemnification...................................56
     6.14 Rate Regulatory Matters...........................................56
     6.15 Disclosure Schedules..............................................57
     6.16 Environmental Reports.............................................57
     6.17 Year 2000 Matters.................................................57
     6.18 TCI Arrangements..................................................57
     6.19 Restructuring.....................................................57

SECTION 7 CONDITIONS TO OBLIGATIONS.........................................58
     7.1  Conditions to Obligations of the Buyer............................58
     7.2  Conditions to Obligations of Sellers..............................59

SECTION 8 CLOSING AND CLOSING DELIVERIES....................................60
     8.1  Closing...........................................................60
     8.2  Deliveries by Sellers.............................................61
     8.3  Deliveries by Buyer...............................................62

SECTION 9 TERMINATION.......................................................63
     9.1  Agreement between Sellers and Buyer...............................63
     9.2  Termination by Sellers............................................63
     9.3  Termination by Buyer..............................................64
     9.4  Effect of Termination.............................................64
     9.5  Attorneys' Fees...................................................65

SECTION 10 SURVIVAL.........................................................66
    10.1  Survival..........................................................66

SECTION 11 MISCELLANEOUS....................................................66
    11.1  Fees and Expenses.................................................66
    11.2  Notices...........................................................66
    11.3  Benefit and Binding Effect........................................68
    11.4  Further Assurances................................................69
    11.5  GOVERNING LAW.....................................................69
    11.6  WAIVER OF JURY TRIAL..............................................69
    11.7  Severability......................................................69
    11.8  Entire Agreement..................................................69
    11.9  Amendments; Waiver of Compliance; Consents........................69
    11.10 Counterparts......................................................70
    11.11 Specific Performance..............................................70
    11.12 Tax Consequences..................................................70

THE FOLLOWING SCHEDULES AND EXHIBITS HAVE BEEN OMITTED: THE REGISTRANT WILL FURNISH SUPPLEMENTAL COPIES OF ANY SCHEDULE OR EXHIBIT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.


                               TABLE OF SCHEDULES

Schedule                      Description
Schedule 1.1(a)               Falcon Companies
Schedule 1.1(b)               Headquarters Employees
Schedule 1.1(c)               Buyer Knowledge
Schedule 1.1(d)               Falcon Knowledge
Schedule 1.1(e)               Material FCC Consent

Schedule 1.1(f)               Designated Franchises
Schedule 3.1                  Organization and Authority
Schedule 3.3                  Organization and Ownership of the Falcon Companies
Schedule 3.4                  Absence of Conflicting Agreements; Consents
Schedule 3.6                  Absence of Undisclosed Liabilities
Schedule 3.7                  Absence of Certain Changes
Schedule 3.8                  Franchises, Licenses, Material Contracts
Schedule 3.9 Title to and Condition of Real Property and Tangible Personal Property
Schedule 3.10                 Intangibles
Schedule 3.11                 Information Regarding the Systems
Schedule 3.12                 Taxes
Schedule 3.13                 Employee Plans
Schedule 3.14                 Environmental Laws
Schedule 3.15                 Claims and Litigation
Schedule 3.16                 Compliance with Laws
Schedule 3.17                 Transactions with Affiliates
Schedule 3.20                 Overbuilds; Competition
Schedule 3.21                 Disconnections

Schedule 3.23                 Budgets
Schedule 4.3                  Absence of Conflicting Agreements; Consents
Schedule 4.4                  Title to Purchased Interests and Contributed
                              Interest
Schedule 4.5                  Claims and Litigation
Schedule 4.6                  Certain Fees
Schedule 5.4                  Claims and Litigation
Schedule 5.6                  Charter Ownership Chart
Schedule 5.9                  Charter Financial Statements
Schedule 6.1                  Operation of Business Prior to Closing
Schedule 6.18                 TCI Arrangements



                                TABLE OF EXHIBITS

 Exhibit                   Description
---------               ---------------------------
Exhibit A               Adjustment Escrow Agreement
Exhibit B               Put Agreement
Exhibit C               Registration Rights Agreement
Exhibit D               Terms of Charter LLC Operating Agreement
Exhibit E               Terms of Exchange Agreement
Exhibit F               Form of Allocation Notice
Exhibit G               Form of Opinions of Counsel to Falcon and Sellers
Exhibit H               Form of Seller Release
Exhibit I               Form of Opinion of Counsel to Buyer

                       PURCHASE AND CONTRIBUTION AGREEMENT


         This PURCHASE AND CONTRIBUTION AGREEMENT (this "Agreement") is dated as of May 26, 1999, by and among Charter Communications, Inc., a Delaware corporation ("Buyer"), Falcon Communications, L.P., a California limited partnership ("Falcon"), Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI"), Falcon Cable Trust, a California trust ("FC Trust"), Falcon Holding Group, Inc., a California corporation ("FHGI"), and DHN Inc., a California corporation ("DHN") (FHGLP, TCI, FC Trust, FHGI and DHN sometimes referred to herein as "Sellers").

                                R E C I T A L S:

         A. FHGLP and TCI hold all of the outstanding partnership interests in Falcon. FC Trust and FHGI hold partnership interests in certain other Falcon Companies. FHGLP holds certain equity interests in Enstar Communications Corporation ("Enstar") and Enstar Finance Company, LLC ("Enstar Finance"). DHN holds certain equity interests in Adlink Cable Advertising LLC ("Adlink").

         B. Buyer desires to acquire from FHGLP and TCI all of the partnership interests in Falcon, the specified partnership interests in certain Falcon Companies held by FC Trust and FHGI, the specified interests in Enstar and Enstar Finance held by FHGLP, and the specified interests in Adlink held by DHN.

         C. The parties hereto desire to set forth the terms in accordance with which Buyer shall acquire the above-described interests from the Sellers for the consideration and on the terms and conditions set forth in this Agreement.

                              A G R E E M E N T S:

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1         CERTAIN DEFINITIONS

         1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Adjustment Escrow Agent" means the Escrow Agent to be named in the Adjustment Escrow Agreement.

         "Adjustment Escrow Agreement" means the Adjustment Escrow Agreement that may, subject to the terms of this Agreement, be executed and delivered by Buyer, FHGLP and the Adjustment Escrow Agent, substantially in the form of Exhibit A hereto.

         "Adjustment Time" means 11:59 p.m., California time, on the Closing
Date.

         "Affiliate"  means,  with respect to any Person,  any other Person that
directly  or  indirectly  through  one  or  more  intermediaries   controls,  is
controlled by, or is under common control with the specified Person.

         "Assets" means all of the tangible and intangible assets that are owned, leased or held by the Falcon Companies and that are used or held for use in connection with the conduct of the business or operations of the Systems, and less any such Assets that are sold, transferred or otherwise conveyed by the Falcon Companies to third Persons prior to the Closing in accordance with the provisions of this Agreement, provided that with respect to any assets that are leased by the Falcon Companies or otherwise not owned by the Falcon Companies, "Assets" includes only the interest, title and rights in such assets held by the Falcon Companies.

         "Basic Subscriber" means, with respect to any System, any Subscriber to a System at the regular basic monthly subscription rate (including discounted rates offered in the ordinary course of business consistent with past practice) for at least broadcast basic cable service (either alone or in combination with any other service) for such System, who has rendered payment for at least one month's service and who does not have more than Five Dollars ($5.00) (excluding late charges and fees and amounts subject to a bona fide dispute) that is more than two months past due from the last day of the period to which any outstanding bill relates.

         "Bulk Subscriber" means, with respect to any System, any Subscriber, other than a Basic Subscriber, to at least broadcast basic cable service (either alone or in combination with any other service) for such System which is billed to such Subscriber on a bulk basis to bulk commercial accounts, such as hotels, motels and hospitals and bulk residential accounts, such as condominiums, trailer parks, apartment houses and similar multiple dwelling units or other commercial accounts and who has rendered payment for at least one month's service at such customer's regular basic monthly subscription rate for such service and who does not have more than Five Dollars ($5.00) (excluding late charges and fees and amounts subject to a bona fide dispute) that is more than two months past due from the last day of the period to which any outstanding bill relates.

         "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 521 et seq., all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

         "Charter Holdings" means Charter Communications Holdings, LLC.

         "Charter LLC" means a limited liability company to be formed pursuant to the Charter LLC Operating Agreement as contemplated by Section 6.6.

         "Charter LLC Operating Agreement" means the operating agreement of Charter LLC containing the provisions set forth in Exhibit D hereto and such other provisions as contemplated in Section 6.6, which agreement shall be executed and delivered on the Closing Date.

         "Charter's   Disclosure   Schedules"  means  the  Disclosure  Schedules
referred to in Section 5 of this Agreement and attached to this Agreement.

         "Closing" means the purchase and sale of the Purchased Interests pursuant to this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, as amended and in effect from time to time.

         "Commercial Bulk Subscriber" means a Bulk Subscriber that is a commercial or business bulk account, such as a hotel, motel or hospital, as reflected in the records of the Falcon Companies.

         "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of any Falcon Company or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

         "Consents" means the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to transfer the Purchased Interests to Buyer and to consummate the other transactions contemplated by this Agreement.

         "Contracts" means all leases, easements, rights-of-way, rights of entry, programming agreements, pole attachment and conduit agreements, customer agreements and other agreements (other than Franchises), written or oral (including any amendments and other modifications thereto), to which any Falcon Company is a party or which are binding upon any Falcon Company.

         "Copyright Act" means the Copyright Act of 1976, as amended and in effect from time to time.

         "Credit Agreement" means the Credit Agreement dated as of June 30, 1998, as amended, among certain of the Falcon Companies named therein and the Lenders (as defined therein), including NationsBank, N.A., as Syndication Agent, Bank of America, N.T. & S.A., as Agent, The Chase Manhattan Bank, as Co-Syndication Agent, BankBoston, N.A., as Documentation Agent and Toronto Dominion (Texas) Inc., as Administrative Agent, as the same may be amended and in effect from time to time.

         "Debt Documents" means the Indenture and the Credit Agreement and the MONY Agreement and all documents or instruments delivered in connection therewith or pursuant thereto, including any placement agreement or registration rights agreement executed and delivered in connection with the issuance of the securities subject to the Indenture.

         "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA to which any Falcon Company or any ERISA Affiliate of any Falcon Company contributes or is required to contribute or which any Falcon Company or any such ERISA Affiliate sponsors or maintains.

         "Encumbrances"  means  any  pledge,  claim,  mortgage,   lien,  charge,
encumbrance, attachment, exception to or defect in title or other ownership interest or security interest of any kind or nature whatsoever.

         "Enforceability Exceptions" means the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, or similar laws affecting creditors' rights generally or by judicial discretion in the enforcement of equitable remedies and by public policies generally.

         "Enstar Credit Agreement" means the Credit Agreement dated as of September 30, 1997 among Enstar Finance, Banque Paribas, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and the other financial institutions party thereto, as the same may be amended and in effect from time to time.

         "Enstar Debt Documents" means the Enstar Credit Agreement and all documents or instruments delivered in connection therewith or pursuant thereto.

         "Environmental Claim" means any written claim, complaint, action, suit, proceeding, investigation or notice, including without limitation any proceeding before any federal, state or local administrative body by any Person, agent or agency of a federal, state or local government alleging potential liability arising out of, based on or resulting from (A) the release or disposal into, or the presence in the environment, including, without limitation, the indoor environment, soil, subsurface, surface or groundwater, of any pollutant, contaminant, waste, toxic substance, hazardous substance, petroleum or petroleum derivative at any location, whether or not owned by the Falcon Companies, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" means any and all federal, state or local laws, statues, rules, regulations, ordinances, orders, decrees or other binding obligations (A) related to releases or threatened releases of any Hazardous Substance to soil, surface water, groundwater, air or any other environmental media; (B) governing the use, treatment, storage, disposal, transport, or handling of Hazardous Substance; or (C) related to the protection of the environment and human health. Such Environmental Laws shall include, but are not limited to, RCRA, CERCLA, EPCRA, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Endangered Species Act, and any other federal, state or local laws, statutes, ordinances, rules, orders, permit conditions, licenses or any terms or provisions thereof related to clauses (A), (B), or (C) above.

         "Equity Interests" means any and all shares, interests, or other equivalent interests (however designated) in the equity of any Person, including capital stock, partnership interests and membership interests, and including any rights, options or warrants with respect thereto.

         "Equivalent Subscribers" means, with respect to any System, as of any date of determination, the sum of: (A) the number of Basic Subscribers served by such System as of such date; (B) the number of Basic Subscribers represented by the Commercial Bulk Subscribers served by such System as of such date, which number of Commercial Bulk Subscribers shall be calculated by dividing (1) the monthly billings attributable to such System's Commercial Bulk Subscribers for full basic cable service provided by such System for the calendar month immediately preceding the date on which such calculation is made, by (2) the full, non-discounted monthly rate charged by such System for full basic cable service (excluding pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges); and (C) the number of Basic Subscribers represented by the Residential Bulk Subscribers served by such System as of such date, which number of Residential Bulk Subscribers shall be calculated by determining the number of individual dwelling units in such Residential Bulk Subscriber (e.g., for an apartment building, the number of individual apartments in such building) as of such date. For purposes of the foregoing, monthly billings shall exclude billings for a la carte or optional service tiers and for premium services, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and other similar line-itemized charges, and nonrecurring charges or credits which include those relating to installation, connection, relocation and disconnection fees and miscellaneous rental charges for equipment such as remote control devices and converters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as amended and in effect from time to time.

         "ERISA Affiliate" means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Exchange Agreement" means the Exchange Agreement by and among the parties named therein, containing the provisions set forth in Exhibit E hereto and such other provisions as contemplated in Section 6.6, which agreement shall be executed and delivered on the Closing Date.

         "Falcon  Companies"  means,  collectively,   the  companies  listed  on
Schedule 1.1(a) hereto, each of which may be referred to herein individually as a "Falcon Company," and specifically excludes Enstar and Enstar Finance and the other Enstar partnerships listed on Schedule 4.4, Adlink, and all other Investment Persons.

         "Falcon's Disclosure Schedules" means the Disclosure Schedules referred to in Sections 3, 4 and 6.1 of this Agreement and attached to this Agreement.

         "FCC" means the Federal Communications Commission, or any successor agency thereof.

         "FCC Licenses" means any domestic satellite, business radio or other Licenses issued by the FCC with respect to the Systems.

         "FCC Regulations" means the rules, regulations and published policies and decisions of the FCC promulgated by the FCC with respect to the Cable Act, as in effect from time to time.

         "FFI" means Falcon First, Inc.

         "Franchise" means any cable television franchise and related agreements, ordinances, permits, instruments or other authorizations issued or granted to a Falcon Company by any Franchising Authority, including all amendments thereto and renewals or modifications thereof, authorizing the construction or operation of a cable television system.

         "Franchise Area" means any geographic area in which a Falcon Company is authorized to provide cable television service pursuant to a Franchise (including any area pursuant to which a Falcon Company is operating under an expired Franchise) or otherwise provides cable television service for which area a Franchise is being negotiated or is not required pursuant to applicable Legal Requirements.

         "Franchising Authorities" means all Governmental Authorities that have issued or granted any Franchises relating to the operation of a System.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Governmental   Authority"   means  any   federal,   state,   or  local
governmental authority or instrumentality, including any court, tribunal or administrative or regulatory agency, department, bureau, commission or board.

         "Hazardous Substance" means any substance, hazardous material, or other substance or compound regulated under Environmental Laws, including, without limitation, petroleum or any refined product or fraction or derivative thereof.

         "Headquarters Employees" means the employees of the Falcon Companies set forth in Schedule 1.1(b), less any such employees who are no longer employed by the Falcon Companies at the Closing (other than as a result of the transactions contemplated by this Agreement), plus any employees hired in the ordinary course of business to replace any such Headquarters Employees.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the regulations promulgated by the Federal Trade Commission with respect thereto, as amended and in effect from time to time.

         "Indebtedness" of any Person means, without duplication, (A) all indebtedness for borrowed money; (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued liabilities entered into in the ordinary course of business on ordinary terms); (C) all non-contingent reimbursement or payment obligations with respect to surety instruments; (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (F) all capitalized lease obligations;
(G) all net obligations  with respect to swap or interest rate hedge  Contracts;
(H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (I) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; provided, however, that "Indebtedness" shall not include any obligations such as letters of credit, surety bonds or performance bonds or similar obligations entered into in the ordinary course of business.

         "Indenture" means the Indenture dated as of April 3, 1998 among FHGLP (and assumed by Falcon) and Falcon Funding Corporation and United States Trust Company of New York, as Trustee, as the same may be amended and in effect from time to time.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, patents, permits, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (which shall in no event include Franchises, Licenses or Contracts) issued to or owned by any of the Falcon Companies.

         "Knowledge"  means  the  actual  knowledge  of the  persons  listed  in
Schedule 1.1(c) with respect to Buyer and the actual knowledge of the persons listed in Schedule 1.1(d) with respect to Falcon.

         "Legal Restrictions" means restrictions on transfer arising under the securities laws, the Cable Act, FCC Regulations, the Franchises and the Licenses.

         "Legal Requirements" means applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority (including the FCC), including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

         "Licenses" means all domestic satellite, business radio and other FCC Licenses, and all other licenses, authorizations and permits issued by any Governmental Authority that are held by a Falcon Company in the business and operations of the Systems, excluding the Franchises.

         "Loss" means any claims, losses, liabilities, damages, penalties, costs and expenses (excluding any and all consequential, incidental and special damages).

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Falcon Companies, taken as a whole or the Systems, taken as a whole, but without giving effect to any effect resulting from (i) changes in conditions (including economic conditions, Rate Regulatory Matters and other federal or state governmental actions, proposed or enacted legislation or proposed or enacted regulations) that are applicable to the economy or the cable television industry in general on a national, regional or state basis or (ii) any changes in competition affecting the business of the Falcon Companies.

         "Material Contract" means any Contract that requires payments by a Falcon Company in the aggregate of more than $150,000 per year, any Contract containing a noncompete covenant binding on any of the Falcon Companies, any Contract relating to the business of providing Internet access or telephony services, any Contract relating to a pending purchase or sale of cable television systems, and any partnership agreement, limited liability operating agreement or similar agreement pursuant to which any Falcon Company has made an investment in an Investment Person, but "Material Contract" specifically excludes all subscription agreements with customers (including, multiple dwelling unit agreements and Contracts with Bulk Subscribers), pole attachment agreements and conduit agreements, and construction contracts.

         "Material FCC Consent" means any Consent of the FCC that is necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement with respect to the Licenses identified in Schedule 1.1(e).

         "MONY Agreement" means the Note Purchase and Exchange Agreement dated as of October 21, 1991, among Falcon Telecable, a California Limited Partnership, AUER & CO., and J. Romeo & Co., relating to the 11.56% Series A Subordinated Notes due March 31, 2001 and 11.56% Series B Subordinated Notes due March 31, 2001, as the same may be amended and in effect from time to time.

         "MONY Notes" means the Notes issued pursuant to the MONY Agreement.

         "Nathanson Agreement" shall mean the agreement relating to the appointment of Marc Nathanson as Vice-Chairman of Charter and as a director of any public entity formed by Charter and related items relating to such appointment, including office space and staff assistance for Mr. Nathanson, that has been entered into concurrently with the execution of this Agreement.

         "Organizational Documents" means, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.

         "Permitted Encumbrances" means each of the following: (A) liens for current taxes and other governmental charges that are not yet due and payable;
(B) liens for taxes, assessments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith or liens arising out of judgments or awards against the Falcon Companies with respect to which at the time there shall be a prosecution for appeal or there shall be a proceeding to review or the time limit has not yet run for such an appeal or review with respect to such judgment or award; provided that with respect to the foregoing liens in this clause (B), adequate reserves shall have been set aside on the Falcon Companies' books, and no foreclosure, distraint, sale or similar proceedings shall have been commenced with respect thereto that remain unstayed for a period of 60 days after their commencement; (C) liens of carriers, warehousemen, mechanics, laborers, and materialmen and other similar statutory liens incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, and for which adequate reserves have been set aside on the Falcon Companies' books; (D) liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or similar laws; (E) statutory landlords' liens; (F) with respect to the Real Property, leases, easements, rights to access, rights-of-way, mineral rights or other similar reservations and restrictions, defects of title, which are either of record or set forth in Schedule 3.9 or in the deeds or leases to such Real Property or which, either individually or in the aggregate, do not materially and adversely affect or interfere with the ownership or use of such Real Property in the business and operation of the Systems as presently conducted; (G) Encumbrances arising under or in respect of the Senior Debt and the Credit Agreement and the Enstar Credit Agreement and the documents and instruments delivered in connection therewith or pursuant thereto; and (H) any other claims or encumbrances that are described in Schedule 3.9 and that relate to liabilities and obligations that are to be discharged in full at the Closing or that will be removed prior to or at Closing.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

         "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

         "Put Agreement" means the Put Agreement by and among the parties named therein, substantially in the form of Exhibit B hereto, which agreement shall be executed and delivered on the Closing Date.

         "Rate Regulatory Matter" means, with respect to any cable television system, any matter or any effect on such system or the business or operations thereof, arising out of or related to the Cable Act, any FCC Regulations heretofore adopted thereunder, or any other present or future Legal Requirement dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise).

         "Real Property" means all of the fee and leasehold estates that are owned or held by any of the Falcon Companies and used or held for use in the business or operations of the Systems, and, to the extent of the interest, title, and rights of the Falcon Companies in the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way, and other real property interests that are owned or held by any of the Falcon Companies and used or held for use in the business or operations of the Systems, plus in each case such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement by and among the parties named therein, substantially in the form of Exhibit C hereto, which agreement shall be executed and delivered at the time contemplated in such agreement.

         "Released Parties" means, collectively, Sellers and their Affiliates and their respective officers, directors, shareholders, members, partners, employees and agents.

         "Residential Bulk Subscriber" means a Bulk Subscriber that is a residential bulk account, such as an apartment, condominium or trailer park, as reflected in the records of the Falcon Companies.

         "SEC" means the U.S. Securities and Exchange Commission or any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as in effect from time to time.

         "Senior Debentures" means the Series A and Series B 8.375% Senior Debentures due 2010 issued by FHGLP (and assumed by Falcon) and Falcon Funding Corporation.

         "Senior Debentures Amount" means the aggregate principal amount, plus accrued and unpaid interest, outstanding in respect of the Senior Debentures as of the Closing Date.

         "Senior  Debt"  means  the  outstanding   indebtedness  of  the  Falcon
Companies under the Credit Agreement.

         "Senior Debt Amount" means the aggregate principal amount, plus accrued and unpaid interest, outstanding in respect of the Senior Debt pursuant to the Credit Agreement as of the Closing Date.

         "Senior Discount Debentures" means the Series A and Series B 9.285% Senior Discount Debentures due 2010 issued by FHGLP (and assumed by Falcon) and Falcon Funding Corporation.

         "Senior Discount Debentures Accreted Value" means the Accreted Value (as defined in the Indenture) of the Senior Discount Debentures as of the Closing Date.

         "Subscriber" means any Person to whom any Falcon Company provides cable television programming or other service through the Systems into a single household, a multiple dwelling unit, a hotel or motel unit, a commercial business or any other real property improvement.

         "Subsidiary" means, with respect to any Person, any other Person of which the outstanding voting Equity Interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, of which 50% or more of the Equity Interests) are owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof.

         "Systems" means the cable television systems owned and operated by any Falcon Company or any combination of any of them, each of which may be referred to herein individually as a "System," but excluding the cable television systems owned, operated or managed, directly or indirectly, by Enstar and the other Investment Persons.

         "Tangible  Personal  Property"  means  all  of  the  equipment,  tools, vehicles, furniture, leasehold improvements, office equipment, plant, converters, spare parts, and other tangible personal property which are owned or leased by any of the Falcon Companies and used or held for use in the conduct of the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

         "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any government or taxing authority, including: federal, state, local, or foreign gross income, gross receipts, net income, ad valorem, value added, possessory interest, alternative or add-on minimum, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, stamp, occupation, premium, environmental, transfer, payroll, employment, withholding, or other taxes, charges, fees, liens, customs, duties, licenses or other governmental assessments, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, but excluding Franchise fees, FCC payments and fees, and copyright payments and fees.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing, including any schedule or attachment thereto, and including any amendment thereof, required to be submitted to any Governmental Authority with respect to any Tax.

         "TCI Systems" means the Systems contributed to the Falcon Companies by TCI pursuant to the Contribution and Purchase Agreement referred to in the Amended and Restated Agreement of Limited Partnership of Falcon dated as of December 30, 1997, as amended.

         "Transaction Documents" means this Agreement, the Adjustment Escrow Agreement (if applicable), the Put Agreement, the Registration Rights Agreement, the Exchange Agreement, the Charter LLC Operating Agreement, the Amended Falcon Partnership Agreement, and the other documents, agreements, certificates and other instruments to be executed, delivered and performed by the parties in connection with the transactions contemplated by this Agreement.

         "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Consent necessary under a Franchise (including an expired Franchise pursuant to which a Falcon Company is operating) in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement, provided that, with respect to any expired Franchise for which, as of the date hereof, the Franchising Authority has not granted to the applicable Falcon Company continuing operation authority and the Franchise Area serves greater than 350 Subscribers and pursuant to which Consent was not required prior to its expiration, a true and complete list of which is set forth on Schedule 1.1(f), the corresponding Franchise Area shall not be a Transferable Franchise Area unless and until the applicable Franchising Authority has either (i) consented to the consummation of the transactions contemplated by this Agreement, (ii) renewed such Franchise, or (iii) granted to the applicable Falcon Company continuing operating authority to the effect that such Falcon Company has authority to operate under such Franchise until such time as a final decision has been made with respect to the renewal of such Franchise, such consent, renewal or continuing operating authority being referred to as a "Designated Consent"), or (C) no Franchise is required to provide cable television service pursuant to applicable Legal Requirements, which Franchise Areas referred to in this clause (C) are listed on Schedule 3.8, or (D) with respect to the Franchises marked with an asterisk on Schedule 3.8, the applicable Franchising Authority has either (i) evidenced its acknowledgment and approval of the consummation of the transactions contemplated by this Agreement, or (ii) has not requested additional information from Falcon or Buyer regarding such transactions within 30 days of receiving the notification referred to in Section 6.4(h).

         "Upset Date" means November 30, 2000, subject to extension as provided in Section 8.1(a)(3) and 8.1(a)(4).

         1.2 Terms  Defined  Elsewhere in this  Agreement.  For purposes of this
Agreement, and in addition to (i) the definitions set forth in the first paragraph hereof and in Section 1.1, and (ii) certain defined terms that are used solely within the section in which they are defined, the following terms have the meanings set forth in the sections indicated:


Term                                         Section
------                                       ----------
Adjustment Escrow Amount                     Section 2.5(a)(2)
Adlink                                       Recital A
Aggregate Consideration                      Section 2.3(a)
Allocation Agreements                        Section 6.10(h)
Allocation Notice                            Section 2.1(b)
Antitrust Division                           Section 6.5
Amended Falcon Partnership Agreement         Section 6.6(c)
Assumed Liabilities                          Section 2.2(a)

Capital Expenditure Budget                   Section 3.23
Cause                                        Section 6.9(c)
Charter Allocation Agreement                 Section 6.10(h)
Charter Corporate Subsidiary                 Section 6.10(h)
Cash Consideration                           Section 2.3
Charter Financial Statements                 Section 5.9(a)
Closing Cash Payment                         Section 2.5
Closing Equivalent Subscribers               Section 2.4(a)
Closing Net Liabilities                      Section 2.4(b)
Closing Payment                              Section 2.5(b)
Confidentiality Agreement                    Section 6.2(a)
Contributed Interest                         Section 2.1(b)
Current Assets                               Section 2.4(b)(2)
Current Liabilities                          Section 2.4(b)(3)
Designated Consent                           Definition of Transferable
                                                  Franchise Area
DOL                                          Section 3.13(d)(ix)
Enstar                                       Recital A
Enstar Finance                               Recital A
Equity Consideration                         Section 2.1(b)
Equity Value                                 Section 2.3(b)
Falcon 401(k) Plan                           Section 6.9(g)
Falcon Allocation Agreement                  Section 6.10(h)
Falcon Financial Statements                  Section 3.5(a)
Fee Properties                               Section 3.9
Final Closing Statement                      Section 2.6(a)
FTC                                          Section 6.5
Inventory                                    Section 3.19
Investment Person                            Section 3.3(a)
Minimum Contributed Interest                 Section 2.1(b)

Net Closing Payment                          Section 2.5(b)
NYNEX Litigation                             Section 2.1(c)
Options                                      Section 8.2(h)
Pending Acquisitions                         Section 6.1(c)(3)
Preliminary Closing Statement                Section 2.5(a)
Preliminary Dispute Notice                   Section 2.5(a)
Purchased Interests                          Section 2.1
Referee                                      Section 2.5(a)(1)
Tax Partnership                              Section 3.12(b)(9)
Transferred Headquarters Employees           Section 6.9(b)
Working Capital                              Section 2.4(b)(1)
Year 2000 Matters                            Section 3.22
Year 2000 Plan                               Section 3.22

         1.3 Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Disclosure Schedules and the Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2 SALE AND PURCHASE OF PURCHASED INTERESTS; CONTRIBUTION OF CONTRIBUTED INTEREST; ASSUMPTION OF LIABILITIES; CONSIDERATION

         2.1 Agreement to Sell and Buy Purchased Interests and to Contribute Contributed Interest. Subject to the terms and conditions set forth in this Agreement,

               (a) Sellers hereby agree to sell, transfer, convey and deliver to Buyer at the Closing, and Buyer hereby agrees to purchase at the Closing, the Equity Interests specified below (the "Purchased Interests"), free and clear of all Encumbrances, other than the pledges disclosed on Schedule 4.3 and subject to the Legal Restrictions:

                    (1)  from TCI, its entire partnership interest in Falcon;

                    (2) from FHGLP, that portion of its partnership interest in Falcon that is not represented by the Contributed Interest;

                    (3) from FC Trust, its entire partnership interest in Falcon Video Communications Investors, L.P.;

                    (4) from FHGI, its entire partnership interest in each of Falcon Media Investors Group, a California Limited Partnership, Falcon Community Investors, L.P., Falcon Telecable Investors Group, a California Limited Partnership, and Falcon Investors Group, Ltd. a California Limited Partnership;

                    (5) from FHGLP, all of the capital stock in Enstar and its entire membership interest in Enstar Finance Company, LLC; and

                    (6)  from  DHN, its entire membership interest in Adlink.


                  (b)    FHGLP  agrees to  contribute to Charter LLC, free and
clear of all Encumbrances, other than the pledges disclosed on Schedule 4.3 and subject to the Legal Restrictions, a portion of its partnership interest in Falcon (the "Contributed Interest"). The percentage of FHGLP's partnership interest in Falcon represented by the Contributed Interest shall be set forth in
Part I of a written notice delivered to Buyer at least two days prior to Closing substantially in the form set forth in Exhibit F (the "Allocation Notice"). In exchange for such contribution to Charter LLC, FHGLP shall receive Units in Charter LLC as provided in the Charter LLC Operating Agreement (the "Equity Consideration"). The Contributed Interest shall not be less than 44.5% of FHGLP's partnership interest in Falcon (the "Minimum Contributed Interest") and it shall not be greater than that percentage of FHGLP's partnership interest in Falcon that would cause the Equity Value to equal Five Hundred Fifty Million Dollars ($550,000,000) provided, however, (i) if receipt of the Equity Consideration may result in Taxes being recognized by the equity owners of FHGLP, as reasonably determined by counsel to FHGLP, then FHGLP may elect to contribute to Charter LLC a portion of its partnership interest in Falcon that is less than the Minimum Contributed Interest, or may elect to not contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon (or the portion not so contributed) shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder; (ii) if prior to the Closing Buyer, Charter LLC, or Charter Holdings takes an action (other than dispositions of obsolete equipment or other equipment deemed to be unnecessary in the ordinary operations of Charter Holdings' business) that results in a reduction in the assets of Charter LLC or Charter Holdings, then (in addition to the right of FHGLP and Buyer to mutually agree to an appropriate adjustment to the number of units in Charter LLC received by FHGLP as set forth in Exhibit D) FHGLP may elect not to contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to

Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder; and (iii) if FHGLP makes the election to receive a cash payment pursuant to
Section 6.6(c) hereof, FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder. If the status or qualification of the recipient of the Equity Consideration from FHGLP would cause the issuance of the Equity Consideration hereunder to require public registration of the Equity
Consideration, as reasonably determined by Buyer, Buyer may elect to require FHGLP to not distribute the Equity Consideration to such recipient.

                  (c) FHGLP hereby agrees to assign or cause to be assigned to Buyer at the Closing all of its rights and interest in Case No. BC193800, Superior Court of the State of California, County of Los Angeles, Falcon Britannia, L.P. and Camelot Cable, Inc. v. NYNEX Corporation, NYNEX U.K. Telephone and Cable T.V. Holding Company Limited, and Cable & Wireless Communications plc, and all related rights and claims (the "NYNEX Litigation").

                  (d) Subject  to the  terms  and  conditions  set forth in
Section 6.4(f) and this Agreement, FHGLP and TCI hereby agree to cause 100% of the joint venture interests in Pacific Microwave Joint Venture to be assigned to Falcon at or prior to the Closing.

         2.2   Assumption of Obligations; Effect on Partnership Agreement of
               Falcon.

                  (a) In   consideration  of  the  sale  of  the  Purchased
Interests and the contribution of the Contributed Interest, concurrently with the Closing, Buyer shall assume and be responsible for (and shall indemnify and hold Sellers harmless from and against) all obligations and liabilities associated with the Purchased Interests purchased by Buyer and the Contributed Interest contributed to Charter LLC by FHGLP, whether such obligations and liabilities arose prior to Closing or arise after the Closing, including (and notwithstanding any provision of applicable law to the contrary) all obligations and liabilities arising out of the ownership of a general partnership interest in any Falcon Company (collectively, the "Assumed Liabilities"), it being the intent of the parties that Sellers be protected against liabilities of the Falcon Companies as if the Sellers were stockholders in a corporation or members in a limited liability company; provided that Buyer shall not be deemed to have assumed directly any obligations and liabilities of the Falcon Companies vis-a-vis any Person that is not a party to this Agreement, and no such Person shall have any greater rights vis-a-vis Buyer or any of the Falcon Companies than as a result of Buyer's and the Falcon Companies' status as a general partner of the Falcon Companies.

                  (b) It is understood and agreed by Buyer that from and after the Closing, none of Sellers or their partners or Shareholders or TCI Communications, Inc. (or any successor thereto) shall have any further rights (subject to and without limiting their indemnification and exculpation rights as provided in Section 6.13), obligations or responsibilities of any nature whatsoever pursuant to the provisions of the Amended and Restated Agreement of Limited Partnership of Falcon Communications, L.P. dated as of December 30, 1997, as amended, or the Contribution and Purchase Agreement dated as of December 30, 1997 among Falcon, FHGLP, TCI and certain other parties, as amended, irrespective of when such obligations or responsibilities may have arisen or be deemed to have arisen.

         2.3     Consideration for Purchased Interests and Contributed Interest.

                  (a) The consideration for the Purchased Interests and the Contributed Interest shall be Three Billion Four Hundred Eighty-One Million Dollars ($3,481,000,000) in the aggregate, subject to adjustment in accordance with Sections 2.4, 2.5 and 2.6 (the "Aggregate Consideration"). The Aggregate Consideration shall be determined by Falcon based on the Preliminary Closing Statement and set forth in Part II of the Allocation Notice. The Buyer shall pay a portion of the Aggregate Consideration in cash (the "Cash Consideration"), and the balance of the Aggregate Consideration shall be represented by the Equity Consideration delivered to FHGLP pursuant to Section 2.1(b). The value of the Aggregate Consideration shall be allocated among the Sellers as determined by the Sellers and set forth in Part III of the Allocation Notice.

                  (b) The amount of the Cash Consideration shall equal the Aggregate Consideration reduced by the "Equity Value", which shall equal the product of (i) the value of the Aggregate Consideration allocated to FHGLP in
Part III of the Allocation Notice, and (ii) the percentage of FHGLP's partnership interest in Falcon that is contributed to Charter LLC pursuant to
Section 2.1(b). The Equity Value shall be set forth in Part IV of the Allocation Notice.

                  (c) Each Seller acknowledges that upon payment of the Aggregate Consideration to the accounts or Persons designated by the Sellers in accordance with this Agreement, Buyer shall have no additional liability or obligation to the Sellers with respect to the allocation of the Aggregate Consideration among the Purchased Interests and the Contributed Interest and the Sellers, and each Seller agrees to indemnify and hold Buyer harmless from and against any claim by a Seller (or a partner, shareholder or member of such Seller) arising out of the allocation of the Aggregate Consideration.

                  (d) The Sellers and Buyer agree to allocate the Cash Consideration among the Sellers of the Purchased Interests as follows:

                         (1)  $1 shall be paid to FHGLP for all of its capital
stock in Enstar,

                         (2)  $1 shall be paid to DHN for its entire membership
interest in Adlink, and

                         (3)  the  balance of the Cash  Consideration  allocated
to each Seller of the other Purchased Interests shall equal the sum of (x) the cash portion of the Net Closing Payment paid to such Seller as set forth in Part V of the Allocation Notice, plus (y) the portion of the Adjustment Escrow Amount paid to such Seller pursuant to Section 2.6(b)(1)(B) hereof (if any).

         2.4      Adjustments.

                  (a)    Closing   Equivalent   Subscribers.   The   Aggregate
Consideration shall be decreased by the number, if any, by which the number of Closing Equivalent Subscribers is less than 979,700 multiplied by $3,516. For purposes of this Agreement, "Closing Equivalent

Subscribers" means the total number of Equivalent Subscribers for all of the Systems as of the Closing Date, subject to the provisions of Sections 2.4(c) and 6.1(c)(3).

                  (b) Closing Net Liabilities. The Aggregate Consideration shall be decreased by the amount of the Closing Net Liabilities. For purposes of this Agreement, "Closing Net Liabilities" means:

                    (i)  the Senior Discount Debentures Accreted Value plus
                    (ii) the Senior Debentures Amount; plus
                    (iii) the Senior Debt Amount; plus
                    (iv) the  principal   amount  and  any  accrued  but  unpaid
                         interest as of the Adjustment Time in respect of any other indebtedness for borrowed money (not included in the foregoing clauses (b)(i), (ii) and (iii) of this
                         Section 2.4), if any, of the Falcon Companies as of the Adjustment Time (in each case of the foregoing clauses
                         (b)(i), (ii), (iii) and (iv) of this Section 2.4, prior to giving effect to any repayment of such indebtedness by Buyer at the Closing); plus
                    (v) the absolute value of Working Capital if such number is less than zero; plus
                    (vi) expenses  of  the  Falcon  Companies  relating  to  the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees, if such fees and expenses are paid after the Closing Date and were not otherwise reflected as a Current Liability or Closing Net Liability in the computation of Aggregate Consideration or paid by the Sellers, but excluding any expenses that Buyer agrees to pay or is obligated to pay pursuant to this Agreement; plus
                    (vii)without  limiting  Falcon's  obligations  under Section
                         6.9, all amounts to be paid by Falcon or the Falcon Companies at or before the Closing pursuant to Section 6.9(b) if such amounts are not so paid on or prior to the Closing Date and are not otherwise reflected as a Current Liability or Closing Net Liability in the computation of Aggregate Consideration or paid by the Sellers; minus
                    (viii) one-half  of the  amount  paid by Falcon at or before the Closing in respect of severance to the Headquarters Employees pursuant to Section 6.9(b), provided that the maximum adjustment pursuant to this clause (viii) shall be $4,500,000 and Buyer shall have no other obligation in respect of such payments other than the adjustment provided in this clause (viii); minus
                    (ix) Working  Capital if such  number is greater than zero;
                         minus

                    (x) the amount provided for in Section  6.1(c)(3)
                         (Pending Acquisitions); minus
                    (xi) the  $2,500,000  investment  made by  Falcon  Community
                         Cable, L.P. in the Bend, Oregon joint venture; minus
                    (xii)that portion of the capital  expenditures  provided for in Section 6.1(b)(7) (Capital Expenditures).

                           (1)      Subject to the other  provisions  of this
Section 2.4(b), "Working Capital" means Current Assets as of the Adjustment Time minus Current Liabilities as of the Adjustment Time.

                           (2) Subject to the other  provisions  of this Section
2.4(b), "Current Assets" means the total current assets of the Falcon Companies as defined for purposes of GAAP, and prepayments in respect of performance bonds and long term rights of way with a maturity in excess of one year, computed for the Falcon Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP.

                           (3)      Subject to the other  provisions  of this
Section 2.4(b) and Section 3.12(a), "Current Liabilities" means the total current liabilities of the Falcon Companies as defined for purposes of GAAP, including vacation pay and sick pay, computed for the Falcon Companies as of the Adjustment Time on a consolidated basis and without duplication in accordance with GAAP; provided, however, that notwithstanding GAAP, or anything to the contrary in this Agreement, Current Liabilities shall not include and no adjustment to the Aggregate Consideration shall be made in respect of: (A) any amount payable in respect of or pursuant to the Debt Documents or any indebtedness for borrowed money referred to in clause (b)(iv) above; (B) any prepayment penalty or premium, breakage costs, change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement, including the termination of any Contract, under or pursuant to the Debt Documents or any other Contract or other obligation to which any of the Falcon Companies is a party or by which it may be bound, including any swap or interest rate hedge Contract; (C) any Taxes to be paid by the Buyer pursuant to Section 6.10; (D) any amounts paid or to be paid by Falcon or the Falcon Companies in respect of severance to the Headquarters Employees pursuant to the provisions of Section 6.9 hereof except as provided in the preceding provisions of this Section 2.4(b); and (E) any liability that is otherwise included in Closing Net Liabilities.

                  (c) Right of First Refusal Sale. If prior to the Closing hereunder any Franchising Authority notifies any Falcon Company or Buyer in writing of such Franchising Authority's intent to purchase the assets of any System (or portion thereof) that serves the Franchise Area covered by the Franchise granted by such Franchising Authority pursuant to any right of first refusal or similar right in such Franchise that is triggered by the consummation of the purchase and sale of the Purchased Interests and contribution of the Contributed Interest, and the Franchising Authority does not rescind such notice prior to the Closing, then (1) at the Closing the amount of the Aggregate Consideration shall be reduced by an amount equal to the product of (A) the number of Closing Equivalent Subscribers represented by the Subscribers served in such Franchise Area (determined as if the effective time of the consummation of the respective sale of such system to the Franchising

Authority were the Adjustment Time hereunder) multiplied by (B) $3,516, and the target number of 979,700 Closing Equivalent Subscribers referred to in Section 2.4(a) shall be reduced by the number of Closing Equivalent Subscribers referred to in clause (A) above; (2) upon consummation of such purchase by the Franchising Authority prior to the date the Aggregate Consideration is finally determined pursuant to Section 2.6(a), Buyer shall promptly remit (or cause the Falcon Companies to remit) to Sellers the aggregate amount of sale proceeds received by Buyer or the Falcon Companies; and (3) if the Aggregate Consideration is finally determined pursuant to Section 2.6(a) prior to the consummation of such purchase by the Franchising Authority, Buyer shall pay to the Sellers in cash the amount by which the Aggregate Consideration was reduced pursuant to clause (1) above within three business days after the date on which the amount of the Aggregate Consideration is finally determined.

         2.5      Payments at Closing.

                  (a) No later than ten (10) days prior to the date scheduled for the Closing, Falcon shall prepare and deliver to Buyer a written report (the "Preliminary Closing Statement") setting forth Falcon's estimates of Closing Net Liabilities, Closing Equivalent Subscribers, and the Aggregate Consideration, determined in accordance with Section 2.4. The Preliminary Closing Statement shall be prepared by Falcon in good faith and shall be certified by Falcon to be its good faith estimate of the Closing Net Liabilities, Closing Equivalent Subscribers and the Aggregate Consideration as of the date thereof. Falcon shall make available to Buyer such information as Buyer shall reasonably request relating to the matters set forth in the Preliminary Closing Statement. If Buyer does not agree with the Closing Net Liabilities, Closing Equivalent Subscribers or Aggregate Consideration set forth in the Preliminary Closing Statement, then on or prior to the third (3rd) day prior to the date scheduled for the Closing, Buyer may deliver to Falcon a written report (the "Preliminary Dispute Notice") setting forth in reasonable detail Buyer's good faith estimates (supported by substantial evidence) of any amount set forth in the Preliminary Closing Statement with which Buyer disagrees. In the case of any such estimated amount set forth in the Preliminary Dispute Notice, Falcon and Buyer shall endeavor in good faith to agree prior to the Closing on the appropriate amount of such estimates to be used in calculating the Closing Payment (as defined below). If Falcon and Buyer do not agree on any such amounts by the business day prior to the date scheduled for the Closing, Falcon, at its election, may either:

                           (1)      Elect to  postpone  the  Closing  and
retain Price Waterhouse Coopers (Los Angeles, California office) (the "Referee") to make a determination as to the appropriate treatment for purposes of agreeing on estimates to be made at Closing of any amounts under dispute and the Closing shall thereafter take place on the third business day following resolution of such dispute, subject to satisfaction or waiver of all applicable conditions precedent. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties for purposes of the estimates to be made at Closing; provided, however, that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or greater than the amounts therefor (in the case of assets) set forth in the Preliminary Closing Statement or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Preliminary

Dispute Notice. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.5 shall be borne one-half by Buyer and one-half by Sellers; or

                           (2)      Elect to proceed to Closing  and cause
Buyer, at the Closing, to deposit an amount in cash equal to the difference (the "Adjustment Escrow Amount") between the Aggregate Consideration, adjusted pursuant to Section 2.4(a) and (b) that would be calculated using the estimates set forth in the Preliminary Closing Statement (with any changes thereto mutually agreed to by Buyer and Falcon) and the Aggregate Consideration adjusted pursuant to Section 2.4(a) and (b) that would be calculated using the estimates set forth in the Preliminary Dispute Notice (with any changes thereto mutually agreed to by Buyer and Falcon), to the Adjustment Escrow Agent, to be held and disbursed in accordance with the terms of the Adjustment Escrow Agreement and
Section 2.6.

                  (b) At Closing, Buyer shall pay cash and FHGLP shall receive the Equity Consideration as follows:

                         (1)  if Falcon has made the election in Section
2.5(a)(2) above, Buyer shall pay cash to the Adjustment Escrow Agent in an amount equal to the Adjustment Escrow Amount, such cash to be held by the Adjustment Escrow Agent in escrow on behalf of the parties in accordance with the terms of the Adjustment Escrow Agreement and Section 2.6;

                        (2) Buyer shall pay cash to the Sellers in an aggregate amount equal to the excess of (i) the amount of the Aggregate Consideration pursuant to Section 2.4(a) and (b), as determined pursuant to this
Section 2.5 (including as determined pursuant to Section 2.5(a) and as mutually agreed by Buyer and Falcon) over (ii) the sum of (x) the amount of the Equity Value (as set forth in Part IV of the Allocation Notice), and (y) the aggregate amount paid under clause (1), if applicable, to the Adjustment Escrow Agent; and

                        (3) FHGLP shall contribute the Contributed Interest to Charter LLC in exchange for the Equity Consideration.

The sum of the cash paid to Sellers pursuant to clause (2) above and the Equity Value represented by the Equity Consideration received by FHGLP pursuant to clause (3) above is referred to as the "Net Closing Payment" and the sum of the Net Closing Payment and the Adjustment Escrow Amount is referred to as the "Closing Payment."

                  (c)    None   of  the  Adjustment   Escrow  Amount  will  be
available for any purpose, other than as described in Section 2.6(b), and the Adjustment Escrow Amount shall not be available to satisfy any other obligations of Sellers under this Agreement or otherwise.

         2.6      Post-Closing Payment of  Aggregate Consideration Adjustments.

                  (a) Final Closing Statement. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to FHGLP a written report (the "Final Closing Statement") setting forth Buyer's final estimates of Closing Net Liabilities, Closing Equivalent Subscribers and the

Aggregate Consideration, determined in accordance with Section 2.4. The Final Closing Statement shall be prepared by Buyer in good faith and shall be certified by Buyer to be, as of the date prepared, its good faith estimate of the Closing Net Liabilities, Closing Equivalent Subscribers and Aggregate Consideration. Buyer shall allow FHGLP and its agents access at all reasonable times after the Closing Date to copies of the books, records and accounts of the Falcon Companies and make available to FHGLP such information as FHGLP reasonably requests to allow FHGLP to examine the accuracy of the Final Closing Statement. Within thirty (30) days after the date that the Final Closing Statement is delivered by Buyer to FHGLP, FHGLP shall complete its examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to any amounts set forth in the Final Closing Statement; provided, however, that if Buyer does not comply with its obligations pursuant to the preceding sentence, such thirty (30) day period shall run from the day after the date on which Buyer complies with such obligations. After submission of the Final Closing Statement, Buyer shall have no right to raise further adjustments in its favor and after submission of FHGLP's report of any proposed adjustments, FHGLP shall have no right to raise further adjustments in Sellers' favor. If FHGLP notifies Buyer of its acceptance of the amounts set forth in the Final Closing Statement, or if FHGLP fails to deliver its report of any proposed adjustments within the period specified in the second preceding sentence, the amounts set forth in the Final Closing Statement shall be conclusive, final and binding on the parties as of the last day of such period. Buyer and FHGLP shall use good faith efforts to resolve any dispute involving the amounts set forth in the Final Closing Statement. If FHGLP and Buyer fail to agree on any amount set forth in the Final Closing Statement within fifteen (15) days after Buyer receives FHGLP's' report pursuant to this Section 2.6, then FHGLP shall retain the Referee to make the final determination, under the terms of this Agreement, of any amounts under dispute. The Referee shall endeavor to resolve the dispute as promptly as practicable and the Referee's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction; provided that in no event shall such resolution result in (i) amounts less than the amounts therefor (in the case of liabilities) or more than the amounts therefor (in the case of assets) set forth in FHGLP's written report pursuant to this Section 2.6(a) or (ii) amounts greater than the amounts therefor (in the case of liabilities) or less than the amounts therefor (in the case of assets) set forth in the Final Closing Statement. The costs and expenses of the Referee and its services rendered pursuant to this Section 2.6 shall be borne one-half by Buyer and one-half by Sellers.

                  (b)    Payment of Aggregate Consideration Adjustments.

                         (1)  After the amount of the Aggregate Consideration
is finally determined pursuant to Section 2.6(a), payments shall be made as follows:
                                    (A) If the amount of the  Aggregate
Consideration as finally determined pursuant to Section 2.6(a) exceeds the Closing Payment, then within three business days after the date the amount of Aggregate Consideration is finally determined pursuant to Section 2.6(a), (i) Buyer will pay to Sellers in cash the amount of such excess by wire or accounts transfer of immediately available funds to an account or accounts designated by FHGLP by written notice to Buyer and (ii) Buyer and FHGLP will direct the Adjustment Escrow Agent to pay to Sellers in cash the Adjustment Escrow Amount, if any, to an account or accounts designated by FHGLP by written notice to the Adjustment Escrow Agent.

                                    (B) If the  amount  of the  Closing  Payment
exceeds the amount of the Aggregate Consideration as finally determined pursuant to Section 2.6(a), then within three business days after the date on which the amount of the Aggregate Consideration is finally determined pursuant to Section 2.6(a), (i) FHGLP will direct the Adjustment Escrow Agent to pay to Buyer in cash the amount of such excess to the extent of the Adjustment Escrow Amount, if any, and (ii) if such excess is greater than the amount paid to Buyer from the Adjustment Escrow Amount, Sellers will pay to Buyer in cash the amount of such excess to the extent not paid from the Adjustment Escrow Amount, by wire or accounts transfer of immediately available funds to an account designated by Buyer by written notice to FHGLP. If any portion of the Adjustment Escrow Amount, if any, remains after payment to Buyer of any amounts pursuant to the preceding sentence, Buyer and FHGLP will direct the Adjustment Escrow Agent to promptly pay such amounts to Sellers in accordance with the percentage interests set forth in Part VI of the Allocation Notice.

                           (2)      Any amount which becomes  payable  pursuant
to this Section 2.6 will constitute an adjustment to the Purchase Consideration for all purposes.

SECTION 3:        REPRESENTATIONS AND WARRANTIES OF FALCON

         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Falcon's Disclosure Schedules, as such schedules are referenced herein, Falcon hereby represents and warrants to Buyer as set forth in this Section 3.

         3.1 Organization and Authority. Each of the Falcon Companies was duly formed and is validly existing and in good standing under the laws of the state of its organization or formation. Each of the Falcon Companies has the requisite partnership, limited liability company or corporate (as the case may be) power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and in the manner in which such business is now conducted, and, in the case of Falcon, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance by Falcon of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary partnership action on its part. This Agreement and the other Transaction Documents to which Falcon is a party has been duly executed and delivered by Falcon (or in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Falcon in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

         3.3      Organization and Ownership of  Falcon Companies.

                  (a) Schedule 3.3 sets forth the name of each Falcon Company, including the jurisdiction of incorporation or formation (as the case may be) of each. Each Falcon Company is duly qualified, validly existing and in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction listed in Schedule 3.3, which are all jurisdictions in which such qualification is required. Except as disclosed in Schedule 3.3, no Falcon Company, directly or indirectly, owns, of record or beneficially, any outstanding securities or other interest in any Person (each such Person described in Schedule 3.3 other than a company listed on Schedule 1.1(a), an "Investment Person") or has the right or obligation to acquire, any Equity Interests, outstanding securities or other interest in any Person. Except as set forth in Schedule 3.3, the owner of the Equity Interests of each Investment Person owns such Equity Interests free and clear of all Encumbrances, but subject to the Legal Restrictions (except that no representation is made in this Section 3 as to the Purchased Interests held by Sellers).

                  (b) Schedule 3.3 sets forth the record and beneficial owner of each issued and outstanding Equity Interest of each of the Falcon Companies, and the ownership chart of Falcon and the other Falcon Companies included in Schedule 3.3 is true and correct in all material respects. Upon the Closing, Buyer will acquire, directly or indirectly, beneficial ownership of all of the issued and outstanding Equity Interests of all of the Falcon Companies, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in Schedule 3.3 and Encumbrances created by the Buyer and subject to the Legal Restrictions. All of such issued and outstanding Equity Interests of the Falcon Companies have been validly issued, are fully paid and non-assessable and have not been issued in violation of any federal or state securities laws. Except as set forth in Schedule 3.3, the owner of the Equity Interests of each Falcon Company owns such Equity Interests free and clear of all Encumbrances and options to purchase, but subject to the Legal Restrictions (except that no representation is made in this Section 3 as to the Purchased Interests held by Sellers). Except as disclosed in Schedule 3.3, there are no
(1) outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings or (2) outstanding stock appreciation, phantom equity or similar rights of any kind to which any Falcon Company is a party or by which any of them is bound obligating such Falcon Company to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of such Falcon Company or obligating such Falcon Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Falcon Companies have delivered to Buyer complete and correct copies of the Organizational Documents of each Falcon Company as in effect on the date hereof.

         3.4 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 3.4 or Schedule 3.8 or as would not impair the ability of Falcon to perform its obligations under the Transaction Documents to which it is a party, the execution, delivery and performance by Falcon and Sellers of this Agreement and the other Transaction Documents to which they are a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent of, declaration to , notice to, or filing with any Governmental Authority or any other Person under any

Franchise, FCC License or Material Contract; (b) will not conflict with any provision of the Organizational Documents of any Falcon Company, each as currently in effect; (c) assuming receipt of all Consents listed in Schedule 3.4 or Schedule 3.8, will not conflict with, in any material way, result in a material breach of, or constitute a material default under any Legal Requirement to which any Falcon Company is bound; (d) assuming receipt of all Consents listed in Schedule 3.4 or Schedule 3.8, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Franchise, FCC License, or Material Contract; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance upon the Assets or the Purchased Interests. Notwithstanding the foregoing, Falcon makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or its Affiliates or as a result of any other facts that specifically relate to the business or activities in which Buyer or its Affiliates is or proposes to be engaged other than the cable television business.

         3.5      Financial Statements.

                  (a) Falcon has delivered to Buyer true and complete copies of the audited consolidated financial statements of Falcon (including the notes thereto) for the year ended December 31, 1998 and the unaudited consolidated financial statements of Falcon for the three months ended March 31, 1999 (collectively, the "Falcon Financial Statements").

                  (b)    The  Falcon  Financial  Statements:   (1)  have  been
prepared from the books and records of the Falcon Companies to which they relate; (2) have been prepared in accordance with GAAP consistently applied
(except as indicated in the notes thereto and except, in the case of the unaudited Falcon Financial Statements, for the omission of footnotes and changes resulting from customary and recurring year-end adjustments); and (3) subject to the addition of footnotes and changes resulting from customary and recurring year-end adjustments in the case of the unaudited Falcon Financial Statements which in the aggregate are not expected to be material, present fairly in all material respects the financial condition of the Falcon Companies to which they relate as at December 31, 1998, or March 31, 1999, as the case may be, and the results of operations for the period then ended.

         3.6      Absence of Undisclosed Liabilities.

                  (a) None of the Falcon Companies has any indebtedness, liability or obligation of a type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet of the Falcon Companies included in the Falcon Financial Statements, other than indebtedness, liabilities and obligations that were incurred in the ordinary course of business after December 31, 1998, or that would not, in the aggregate, reasonably be expected to be material in accordance with GAAP.

                  (b) As of the date hereof, except as provided in or arising pursuant to the loan or credit agreements, notes, bonds, indentures and other agreements and instruments listed in Schedule 3.6, or under certain of the property leases listed in Schedule 3.8, the Falcon Companies have no Indebtedness.

         3.7 Absence of Certain Changes. Between December 31, 1998 and the date of this Agreement, except as disclosed in Schedule 3.7 and except for matters occurring after the date hereof that are permitted by the provisions of this Agreement or consented to by Buyer, no Falcon Company has:

                  (a) made any sale, assignment, lease or other transfer of assets other than in the ordinary course of business;

                  (b) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any Indebtedness;

                  (c) made or promised any material increase in the salary or other compensation payable or to become payable to any executive officer or other employee of any Falcon Company other than in the ordinary course of business or as contemplated under any employment or bonus arrangement currently in effect;

                  (d) entered into any transaction, other than transactions entered into in the ordinary course of business, which would be required to be presented in the audited financial statements of the Falcon Companies and the notes thereto prepared in conformity with GAAP, applied in a manner consistent with the past practices of the Falcon Companies relating to the preparation of audited financial statements of the Falcon Companies;

                  (e) amended or terminated any Material Contract, or any material License, agreement or understanding to which any Falcon Company is a party, except in the ordinary course of business;

                  (f) waived or released any material right or claim relating to any Falcon Company or the Systems except in the ordinary course of business; provided, however, that all material rights or claims related to any Falcon Company or the Systems waived or released between December 31, 1998 and the date of this Agreement are set forth on Schedule 3.7; or

                  (g) entered into an agreement to do any of the things described in the preceding clauses (a) through (f).

         3.8 Franchises, Licenses, Material Contracts. Schedule 3.8 contains a list of the Franchises (including the Franchising Authority which granted each Franchise and the stated expiration date of each Franchise), the System to which the Franchise applies, FCC Licenses and Material Contracts in effect on the date hereof, each pending application for a Franchise and a list of any System or portion thereof owned or operated by the Falcon Company which does not require a Franchise authorizing the installation, construction, development, ownership or operation of the same in such Franchise Area; which list is true, correct and complete. Except as set forth on Schedule 3.8, the Falcon Companies possess all Franchises and FCC Licenses necessary to operate their business as currently conducted. Without material exception, except as set forth on Schedule 3.8, the Falcon Companies possess all other Licenses necessary to operate their business as currently

                                       -26
conducted. Falcon has delivered or made available to Buyer true and complete copies of all Franchises, FCC Licenses and Material Contracts as in effect on the date hereof. Except as set forth on Schedule 3.8, the Franchises, FCC Licenses and Material Contracts are in full force and effect (subject to Franchises which have already expired and expiration at the end of their current term, which expired Franchises are identified on Schedule 3.8, together with the approximate number of Subscribers served in the Franchise Areas related to such Franchises) and, subject to such expiration, are valid, binding and enforceable upon the Falcon Company that is a party thereto and, to Falcon's Knowledge, the other parties thereto in accordance with their terms, except to the extent such enforceability may be affected by Enforceability Exceptions. Except as disclosed in Schedule 3.8, the Falcon Companies are in compliance with the terms of the Franchises, FCC Licenses and Material Contracts, except for such noncompliance which in the aggregate is immaterial to the Falcon Companies, taken as a whole, or would not prevent the operation of the business of the Falcon Companies as currently conducted, and, as of the date of this Agreement, none of the Falcon Companies has received any written notice from a Franchising Authority, a consultant representing a Franchising Authority, any state cable regulatory authority or the FCC to the effect that any of the Falcon Companies are not currently in compliance with the terms of the Franchise granted by such Franchising Authority or with any FCC License. Except as set forth in Schedule 3.8, a valid request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Franchising Authority with respect to each Franchise that has expired prior to, or will expire within thirty months after, the date of this Agreement.

         3.9 Title to and Condition of Real Property and Tangible Personal Property. Schedule 3.9 will, when delivered to Buyer no later than 60 days after the execution of this Agreement, list the street address for all Real Property owned in fee by any of the Falcon Companies as of the date of this Agreement (excluding easements, rights-of-way, and similar authorizations) (the "Fee Properties"). A true and correct copy of (i) each deed pursuant to which any of the Falcon Companies acquired any Fee Property, any survey and title insurance policies issued to such Falcon Company, (ii) any leases under which any Falcon Company is the lessor affecting such Fee Property or (iii) any other easements, rights-of-way, covenants, conditions and restrictions, document or agreement affecting title to such Fee Property (and, in the case of this clause (iii), in the possession of the Falcon Companies) will have been delivered or made available to Buyer within 60 days after the execution of this Agreement (or, in the case of deeds, will be made available or delivered to Buyer prior to Closing). Schedule 3.9 will, when delivered to Buyer within 60 days after the execution of this Agreement, list the street address for the material Real Property sites leased by any of the Falcon Companies, as lessee, as of the date of this Agreement and will set forth the parties to the applicable lease and any amendments, supplements or modifications thereto. Except as disclosed in
Schedule 3.9: (a) the Falcon Company that owns a fee estate in a Real Property parcel has good and marketable title thereto; (b) the Falcon Company that owns any material item of Tangible Personal Property has good and valid title thereto; (c) the Falcon Company that leases any material Real Property site has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), except to the extent that the failure to have any such valid leasehold interests would not impair the operation of the Systems in any material respect; and (d) the Falcon Company that leases any material item of Tangible Personal Property has a valid leasehold interest therein (subject to expiration of such lease in accordance with its terms), in each case of (a),
(b), (c) and (d) above, free and clear of all Encumbrances, other than Permitted Encumbrances and subject to the Legal Restrictions. Except as disclosed on Schedule 3.9, the Falcon Companies own, lease or otherwise have rights to use all real property (excluding easements, rights-of-way and similar authorizations) and tangible personal property necessary to operate the Systems as presently operated by the Falcon Companies in all material respects. Notwithstanding the express language of this Section 3.9 or as may otherwise be provided in this Agreement, no representation or warranty is being made as to title to the internal wiring, house drops and unrecorded dwelling-unit easements, rights of entry or rights-of-way held or used by the Falcon Companies.

         3.10 Intangibles. Schedule 3.10 contains a true and correct description and list of the Intangibles (exclusive of those required to be listed in Schedule 3.8), that are owned or leased by any of the Falcon Companies and that are necessary for the conduct of the business or operations of the Systems as currently conducted. Except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems or as disclosed in Schedule 3.10, no Falcon Company is infringing upon any trademarks, trade names, copyrights or similar intellectual property rights of others.

         3.11     Information Regarding the Systems.

                  (a) Subscribers. Schedule 3.11 sets forth the approximate number of Equivalent Subscribers as of the date indicated therein (including the approximate number of Equivalent Subscribers served by each headend) and sets forth a true, complete and correct statement of all Subscribers' rates, tariffs and other charges for cable television and other services provided by any Falcon Company, and a list of all free, discount or other promotional service obligations (other than those obligations which are regularly offered or arise in the ordinary course of the business and operations of the Falcon Companies and free accounts offered to lessors under Real Property leases) of any Falcon Company, with respect to the Systems as of the date of this Agreement. The Falcon Companies' billing records are prepared by Cable Services Group, Inc. in accordance with its customary practices.

                  (b) Certain Systems Information. Schedule 3.11 sets forth the approximate number of plant miles (aerial and underground) for each headend, the approximate bandwidth capability of each headend, the channel lineup for each headend, and the monthly rates charged for each class of service offered by each headend, the stations and signals carried by each headend and the channel position of each such signal and station, which information is true and correct in all material respects, in each case as of the applicable dates specified therein and subject to any qualifications set forth therein. Except as described in Schedule 3.11, each of the respective channel lineups set forth in Schedule
3.11 is capable of being viewed in its entirety by each Subscriber in the applicable System (subject to ordinary course service interruptions).

                  (c)    Franchise  and FCC  Matters.  Except  as set forth in
Schedule 3.11, all reports or other documents, payments or submissions required to be filed by any of the Falcon Companies with any of the Franchising Authorities or the FCC have been duly filed and were correct in all material respects when filed. Except as set forth in Schedule 3.11, the Falcon Companies are permitted under all applicable Franchises and FCC Regulations to distribute the television broadcast signals distributed by the Systems and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed to operate in all material respects all the facilities of the Systems required by Legal Requirements to be licensed.

                  (d)    Request    for    Signal    Carriage.    Except   for
nonduplication and blackout notices received in the ordinary course of business, none of the Falcon Companies has received any FCC order requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which it has not complied, and, except as disclosed in
Schedule 3.11, the Falcon Companies have complied in all material respects with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System.

                  (e) Rate Regulatory Matters. Schedule 3.11 sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Cable Act and FCC Regulations as of the date of this Agreement. Except as disclosed in Schedule 3.11, no pending rate complaints have been filed with the FCC against the Systems. Except as disclosed in Schedule 3.11, as of the date of this Agreement, none of the Falcon Companies has received any written notice and, to Falcon's Knowledge, any notice (other than written notice) from any Governmental Authority that it has any obligation or liability to refund to subscribers of the Systems any portion of the revenue received by such Falcon Company from subscribers of the Systems (excluding revenue with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items) that has not been resolved.

                  (f) Insurance. The Systems and Assets are insured against claims, loss or damage in amounts generally customary in the cable television industry and consistent with the Falcon Companies' past practices. All such policies are with financially sound insurers and are each outstanding and in full force and effect on the date hereof. Except as set forth on Schedule 3.11, as of the date hereof, within the past two (2) years no insurance carrier has denied any claim for insurance made by any Falcon Company in respect of any of the Systems and Assets or refused to renew any policy issued in respect of any of the Systems and Assets.

                  (g)    Right   of  First  Refusal.   No  Person   (excluding
Governmental Authorities) has any right to acquire any interest in any of the Systems (including any right of first refusal or similar right). Except as will be disclosed in Schedule 3.11 (which will be delivered to Buyer within 30 days after the execution of this Agreement), no Governmental Authority has any right to acquire any interest in any of the Systems (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise.

         3.12     Taxes.

                  (a) Without material exception, the Falcon Companies have filed or have caused to be filed in a timely manner all required Tax Returns with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed by the Falcon Companies (except Tax Returns for which the filing date has not expired or has been extended and such extension period has not expired). All Taxes shown on any Tax Returns required to be filed by the Falcon Companies (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) have been properly accrued or paid to the extent such Taxes have become due and payable. Schedule 3.12 lists all jurisdictions where material Tax Returns are required to be filed with respect to the Falcon Companies. Falcon has delivered or made available to Buyer true, correct and complete copies of such Tax Returns (in the form filed) for fiscal years ending after December 31, 1992. The Falcon Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all material unpaid Taxes payable by the Falcon Companies for all Tax periods and portions thereof through the date of such Financial Statements. All material unpaid Taxes of the Falcon Companies (other than (i) any Taxes referred to in Section 6.10(d) and (ii) Taxes attributable to Buyer's actions on the Closing Date that are not in the ordinary course of business) for all Pre-Closing Tax Periods shall be included as Current
Liabilities in the computation of Closing Net Liabilities to the extent that such unpaid Taxes are not reflected on the Falcon Financial Statements. There are no material Tax liens on any assets of the Falcon Companies, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings and are disclosed on
Schedule 3.12.

                  (b)    Except as disclosed in Schedule 3.12,

                           (1)      none of the Falcon Companies has executed
any waiver or extension of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom;

                           (2)      none of the federal, state or local income
Tax Returns filed by the Falcon Companies with respect to fiscal years ending after December 31, 1992 have been audited by any taxing authority;

                           (3)      neither  the  Internal  Revenue  Service
nor any other taxing authority has asserted, or to Falcon's Knowledge, threatened to assert any deficiency or claim for additional Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) against, or any adjustment of Taxes (other than sales, use and property Taxes in an aggregate amount not to exceed $350,000) relating to, any of the Falcon Companies and, to Falcon's Knowledge, no basis exists for any such deficiency, claim or adjustment;

                           (4)      there are no proposed  reassessments of any
property owned by any of the Falcon Companies that would affect the Taxes of any of the Falcon Companies;

                           (5)      none of the  Falcon  Companies  has any
liability for the Taxes of any person (other than any Falcon Company) pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated, combined or unitary Tax Return;

                           (6)      none of the Falcon Companies was included or
is includible in any consolidated, combined or unitary Tax Return with any entity;

                           (7)      no consent under Section  341(f) of the Code
has been filed with respect to any of the Falcon Companies;

                           (8)      each of the Falcon  Companies  has had since
its inception and will continue to have through the Closing Date the federal tax status (i.e. partnership or C corporation) such entity reported on its 1997 federal Tax Returns except as results from any actions taken pursuant to this Agreement;

                           (9)      none of the Falcon  Companies has been at
any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes (a "Tax Partnership") or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, except for a Tax Partnership which is a Falcon Company;

                           (10)     there are no tax sharing agreements or
similar  arrangements with respect to or involving any of the Falcon Companies;

                           (11)     none of the Falcon Companies has any (a)
income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (b) deferred gain or loss arising out of any deferred intercompany transaction;

                           (12)     each Falcon Company that is a Tax
Partnership has a valid section 754 election in effect; and

                           (13) None of the Falcon  Companies  has entered  into
any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to any Falcon Company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code.

         3.13     Employee Plans.

                  (a) Employee Plans. Schedule 3.13 contains a list of all Employee Plans and material Compensation Arrangements. The Falcon Companies have delivered or made available to Buyer (or, in accordance with Section 6.1(b), will deliver or make available to Buyer following execution of this Agreement) true, complete and correct copies of each Employee Plan and each Compensation Arrangement, if any, together with any other material documents relating to such Employee Plan or Compensation Arrangement, including, without limitation, any governmental filings, all annual reports together with any schedules or attachments thereto, each auditor's report, if any, and all other material documents relating to such Employee Plan or Compensation Arrangement. Except as disclosed in Schedule 3.13, none of the Falcon Companies or any of their ERISA Affiliates is or has been required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), nor has any Falcon Company or any such ERISA Affiliate experienced a complete or partial withdrawal, within the meaning of ERISA Section 4203 or 4205, from such a "multiemployer plan." Except as disclosed on Schedule 3.13 or as required under Code Section 4980B or ERISA Sections 601-609, no Employee Plan provides health, life insurance or medical coverage to former employees of the Falcon Companies.

                  (b) Qualified Plans. Except as disclosed in Schedule 3.13, with respect to each Employee Plan, and after taking into consideration the effect of the payments to be made with respect to the Employee Plans: (1) each such Employee Plan that is intended to be tax-qualified is the subject of a favorable determination letter, and no such determination letter has been revoked, and to the best of Falcon's Knowledge, no revocation has been threatened, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Employee Plan; (2) no Employee Plan is , or within the past six years has been, subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (3) no non-exempt prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject the Falcon Companies to any material liability; (4) there is no termination or partial termination, or requirement to provide security with respect to any Employee Plan; (5) the fair market value of the assets of any Employee Plan would equal or exceed the value of all liabilities and obligations of such Employee Plan if such plan were to terminate on the Closing Date; and (6) the transactions contemplated by this Agreement will not result in liability under ERISA to any Falcon Companies or Buyer, or any of their respective ERISA Affiliates, or any entitlement to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Plan of any Falcon Company for any employee of any Falcon Company.

                  (c) Plan Administration. Each Employee Plan and each Compensation Arrangement has been operated and administered in all material respect in accordance with its terms and all applicable laws, including ERISA and the Code. No Falcon Company has received notice of any investigations by any governmental agency or other claims (except claims for benefits payable in the normal operation of any Employee Plan), suits or proceedings against or involving any Employee Plan or asserting any rights to or claims for benefits under any Employee Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

                  (d)    Welfare  Plan Funding.  The list of Employee Plans in
Schedule 3.13 discloses whether each Plan that is an "employee welfare benefit plan" as defined in section 3(1) of ERISA is (i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in section 419(e) of the Code, or other funding mechanism or (iii) insured.

                  (e) Employee Classification. Each of the Falcon Companies and their ERISA Affiliates have properly classified individuals providing services to any Falcon Company or any ERISA Affiliates as employees or non-employees except to the extent that a misclassification would not be material.

                  (f) Labor Unions. As of the date of this Agreement, other than as disclosed in Schedule 3.13, none of the Falcon Companies is party to or bound by any collective bargaining agreement. As of the date of this Agreement, other than as disclosed in Schedule 3.13, to Falcon's

Knowledge, (1) none of the employees of the Falcon Companies is presently a member of any collective bargaining unit related to his or her employment and
(2) no collective bargaining unit has filed a petition for representation of any of the employees of the Falcon Companies.

                  (g) Employment Contracts. The Falcon Companies do not have any employment agreements with any employee of the Falcon Companies.

         3.14 Environmental Laws. Except as disclosed in Schedule 3.14: (a) the Falcon Companies' operations with respect to the Systems comply in all material respects with all applicable Environmental Laws as in effect on the Closing Date; and (b) none of the Falcon Companies has used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for remediation. Except as disclosed in Schedule 3.14, as of the date of this Agreement, no Environmental Claim has been filed or issued against the Falcon Companies and Falcon does not have Knowledge of any matter that would reasonably be expected to give rise to material liability for remediation. To Falcon's Knowledge, the Falcon Companies' operations with respect to the Systems have complied with all applicable Environmental Laws, except such non-compliance that would not reasonably be expected to have a Material Adverse Effect.

         3.15 Claims and Litigation. Except as disclosed in Schedule 3.15, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding, order, decree, or judgment or complaint or, to Falcon's Knowledge, investigation, dispute or controversy reasonably likely to result in, or, to Falcon's Knowledge, any other reasonable basis for, litigation against or relating to the Falcon Companies (or any of their respective Affiliates, directors, officers, employees or agents related to the business or operations of any Falcon Companies) or the business or operations of any of the Systems (other than FCC and other proceedings generally affecting the cable television industry and not specific to the Falcon Companies and other than rate complaints or certifications filed by customers or Franchising Authorities), other than routine collection matters or ordinary course matters expected to be covered by insurance policies maintained by the Falcon Companies, subject to applicable deductibles.

         3.16 Compliance With Laws. Except as disclosed in Schedule 3.16 and except for any such noncompliance as has been remedied, each of the Falcon Companies, the Systems and the Assets are in compliance in all material respects with all Legal Requirements (including, without limitation, (i) the Code, ERISA, the National Labor Relations Act, the Cable Act, FCC Regulations, and the Copyright Act and (ii) the FCC's Cumulative Leakage Index). Falcon has delivered or made available to Buyer complete and correct copies of all FCC forms relating to rate regulation filed by the Falcon Companies with any Governmental Authority with respect to the Systems and copies of all correspondence from or to the Falcon Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation prepared by the Falcon Companies supporting an exemption from the rate regulation provisions of the Cable Act claimed by any Falcon

Company with respect to any of the Systems. Falcon has made available to Buyer, to the extent in the possession of the Falcon Companies, copies of all FCC forms relating to rate regulation filed with any Governmental Authority with respect to the Systems by parties other than the Falcon Companies and copies of all correspondence from or to parties other than the Falcon Companies with any Governmental Authority relating to rate regulation generally and any other Rate Regulatory Matter or specific rates charged to subscribers of the Systems, and any other documentation supporting any exemption from the rate regulation provisions of the Cable Act claimed by the Systems by parties other than the Falcon Companies.

         3.17 Transactions with Affiliates. Except to the extent disclosed in the Falcon Financial Statements and the notes thereto or Schedule 3.17, none of the Falcon Companies is involved in any business arrangement or business relationship or is a party to any agreement, contract, commitment or transaction with any Affiliate of any of the Falcon Companies (other than another Falcon Company), and no Affiliate of any of the Falcon Companies (other than another Falcon Company) owns any property or right, tangible or intangible, that is used in the business of the Falcon Companies (other than in its capacity as a direct or indirect equity or debt holder of the Falcon Companies).

         3.18 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of any Falcon Company in connection with this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or any Falcon Company.

         3.19 Inventory. Each Falcon Company has inventory, spare parts and materials relating to the Systems of the type and nature and maintained at a level consistent with past practice (the "Inventory"), and such Inventory will be sufficient to operate their respective businesses in the ordinary course for at least thirty (30) days after the Closing.

         3.20 Overbuilds; Competition. Except as set forth in Schedule 3.20, as of the date of this Agreement, (i) no construction programs have been undertaken by any Governmental Authority or other Person or other active cable television, multichannel multipoint distribution system (as defined by the rules and regulations of FCC), or multipoint distribution system provider in any of the Franchise Areas and, to Falcon's Knowledge, without investigation but upon inquiry of its regional managers and as should reasonably be known to a reasonable cable television operator, no such construction programs are proposed or threatened to be undertaken; (ii) no franchise or other applications or requests of any Person to provide cable television service in the Franchise Areas have been filed more than two (2) weeks prior to the date hereof or, to Falcon's Knowledge (subject to the same limitation referred to in clause (i) above), have been filed less than two (2) weeks prior to the date hereof or are pending, threatened, or proposed; (iii) there is no other cable television or other video services provider within any of the Franchise Areas which is providing or, to Falcon's Knowledge (subject to the same limitation referred to in clause (i) above), has applied for a franchise to provide cable television services or other video services to any of the Franchise Areas in competition with any of the Falcon Companies; and (iv) none of the Falcon Companies has received any written notice that any other provider of cable television services or other existing or prospective video service provider intends to provide such cable television or other video service in competition with any Falcon Company. Notwithstanding the foregoing, it is understood that Falcon makes no representation or warranty in this Section
3.20 or this Agreement regarding competition or potential competition by satellite master antenna television systems or direct broadcast satellite systems. Except as set forth in Schedule 3.20, no Falcon Company is, nor is any Affiliate of any Falcon Company, a party to any agreement restricting the ability of any Falcon Company or Buyer to operate cable television systems or any other video programming distribution business within any of the Franchise Areas.

         3.21 Disconnections. Schedule 3.21 sets forth (i) the approximate aggregate number of Subscribers which the Falcon Companies have disconnected from service during each of the months specified thereon and (ii) a general description of the Falcon Companies' policies relating to the disconnection of Subscribers from service.

         3.22 Year 2000. Each Falcon Company has (i) initiated a review and assessment of all areas within its business that would reasonably be expected to be adversely affected by "Year 2000 Matters" (that is, the risk that computer applications used by such Falcon Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan (the "Year 2000 Plan") for addressing Year 2000 Matters on a timely basis, and (iii) to date, implemented the Year 2000 Plan.

         3.23 Budgets. Schedule 3.23 sets forth true, correct and complete copies of the Falcon Companies' capital expenditure budgets for the period from June 1, 1999 to December 31, 1999 (the "Capital Expenditure Budget"); it being understood that the obligations of the parties with respect to capital expenditures is subject to Section 6.1(b)(7).

         3.24 SEC Reports. The statements made by Falcon in the public documents previously filed by it with the SEC were true and correct in all material respects as of the date made in light of the circumstances in which they were made.

         3.25 Foreign Corrupt Practices Act. No Falcon Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         3.26 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Falcon (as modified by Falcon's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 4:        REPRESENTATIONS AND WARRANTIES OF SELLERS
         Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, and to the disclosures set forth in Falcon's Disclosure Schedules, as such Schedules are referenced herein, each Seller severally represents and warrants to Buyer (with respect to such Seller and not with respect to any other Seller, and only FHGLP makes the representations and warranties in Sections 4.4(b) and 4.7) as set forth in this Section 4.

         4.1 Organization. Such Seller is a corporation, partnership or limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of the state of its organization or formation.

         4.2 Authorization and Binding Obligation. Such Seller has the requisite partnership, limited liability company or corporate (as the case may be) power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by all necessary action on the part of such Seller. This Agreement and the other Transaction Documents to which such Seller is a party have been duly executed and delivered by such Seller (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of such Seller enforceable against such Seller in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions.

         4.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, or as set forth in Schedule 4.3 or as would not impair the ability of such Seller to perform its obligations under this Agreement and the Transaction Documents to which it is a party, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any consent of, declaration to, notice to, or filing with any Governmental Authority or any other Person under any material agreement or instrument to which such Seller is bound; (b) will not conflict with any provision of the Organizational Documents of such Seller as currently in effect; (c) assuming receipt of all Consents, will not conflict in any material way with, result in any material breach of, or constitute a default in any material respect under any Legal Requirement to which such Seller is bound; (d) assuming receipt of all Consents, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which such Seller is bound; and (e) assuming receipt of all Consents, will not result in the creation of any Encumbrance, but subject to the Legal Restrictions, upon the Purchased Interests held by such Seller. Notwithstanding the foregoing, no Seller makes any representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of Buyer or its Affiliates or as a result of any other facts that specifically relate to the business or activities in which any of Buyer or its Affiliates is or proposes to be engaged other than the cable television business.

         4.4      Title to Purchased Interests.

                  (a) Such Seller holds all legal and beneficial rights to the Purchased Interests held by such Seller, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in Schedule 4.4 and subject to the Legal Restrictions, and upon the Closing Buyer will acquire legal and beneficial ownership of such Purchased Interests, free and clear of all Encumbrances and options to purchase, other than the pledges disclosed in
Schedule 4.4 and subject to the Legal Restrictions and any Encumbrances created by Buyer.

                  (b) Except as disclosed in Schedule 4.4, Enstar does not, directly or indirectly, own, of record or beneficially, any outstanding securities or other interest in any Person or have the right or obligation to acquire, any Equity Interests, outstanding securities or other interest in any Person. Except as set forth in Schedule 4.4, Enstar owns such Equity Interests free and clear of all Encumbrances, but subject to the Legal Restrictions.

         4.5 Claims and Litigation. Except as disclosed in Schedule 4.5, as of the date of this Agreement, there is no claim, legal action, arbitration or other legal, administrative or tax proceeding pending or threatened in writing or, to such Seller's Knowledge, threatened (other than in writing), nor is there outstanding any order, decree or judgment against such Seller that, if adversely determined, would materially impair such Seller's ability to perform its obligations under this Agreement.

         4.6 Certain Fees. Except as disclosed in Schedule 4.6, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Seller in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Buyer or any Falcon Company.

         4.7 Investment Purpose; Investment Company. FHGLP is acquiring the Equity Consideration for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act (other than tranfers by FHGLP to its partners). FHGLP (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Equity Consideration and is capable of bearing the economic risks of such investment. FHGLP is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of equity interests such as contemplated hereunder. FHGLP has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. FHGLP acknowledges that Buyer has given FHGLP complete and open access to the key employees, documents and facilities of Buyer and its Subsidiaries. FHGLP will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. FHGLP agrees to accept the Equity Consideration based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Buyer, except as expressly set forth in this Agreement. FHGLP will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         4.8 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of such Seller (as modified by Falcon's Disclosure Schedules) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 5:        REPRESENTATIONS AND WARRANTIES OF BUYER.
         Buyer represents and warrants to Falcon and Sellers as set forth in this Section 5.

         5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business in the places where such properties are now owned, leased or operated and such business is now conducted and to execute, deliver and perform this Agreement and the other Transaction Documents to which Buyer is a party according to their respective terms. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is required. Charter LLC will be a limited liability company formed under the laws of the State of Delaware. When formed Charter LLC will have the requisite limited liability company power and authority to perform this Agreement and the other Transaction Documents to which it is a party according to their respective terms.

         5.2 Authorization and Binding Obligation. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate, shareholder or other action on the part of Buyer. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will be duly executed and delivered) and constitute (or, in the case of Transaction Documents to be executed and delivered at Closing, when executed and delivered will constitute) the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as the enforceability of this Agreement and such other Transaction Documents may be limited by Enforceability Exceptions. When executed and delivered by Charter LLC, the Transaction Documents to be executed and delivered by Charter LLC will have been duly authorized by all necessary limited liability company action on the part of Charter LLC and will be duly executed and delivered and will constitute the legal, valid, and binding obligation of Charter LLC, enforceable against Charter LLC in accordance with their terms, except as the enforceability of such Transaction Documents may be limited by Enforceability Exceptions.

         5.3 Absence of Conflicting Agreements; Consents. Except for the expiration or termination of any applicable waiting period under the HSR Act, and the filing by Buyer with the SEC of any reports required to be filed in connection with the consummation of the transactions contemplated hereby, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the execution, delivery and performance by Charter LLC of the Transaction Documents to which Charter LLC will be a party (with or without the giving of notice, the lapse of time, or both): (a) do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person that has not been obtained; (b) will not conflict with any provision of the Organizational Documents of Buyer as currently in effect or the Organizational Documents of Charter LLC as then in effect; (c) will not conflict with, result in a material breach of, or constitute a default in any material respect under any Legal Requirement to which Buyer is bound or Charter LLC will be bound; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement or instrument to which Buyer is a party or bound or Charter LLC will be a party or bound. Notwithstanding the foregoing, Buyer makes no representation or warranty regarding any of the foregoing that may result from the specific legal or regulatory status of any Falcon Company or any Seller or as a result of any other facts that specifically relate to the business or activities in which any Falcon Company or Seller is or proposes to be engaged other than the cable television business.

         5.4 Claims and Litigation. Except as disclosed in Schedule 5.4, as of the date of this Agreement, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding pending, or threatened in writing or, to Buyer's Knowledge, threatened (other than in writing), nor is there outstanding any order, decree or judgment against Buyer that, if adversely determined, would materially impair Buyer's or Charter LLC's ability to perform its obligations under this Agreement.

         5.5 Investment Purpose; Investment Company. Buyer is acquiring the Purchased Interests and Charter LLC is acquiring the Contributed Interest for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Interests and Charter LLC's investment in the Contributed Interest and is capable of bearing the economic risks of such investment. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Falcon Companies as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that Falcon and Sellers have given Buyer complete and open access to the key employees, documents and facilities of the Falcon Companies. Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees for itself and Charter LLC to accept the Purchased Interests and the Contributed Interest and the Systems in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Falcon or Sellers, except as expressly set forth in this Agreement. Buyer is not and Charter LLC will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         5.6 Ownership of Buyer and its Subsidiaries. The ownership chart of Buyer and its Subsidiaries included as Schedule 5.6 is (or, with respect to CCI's ownership of Charter Holdings, will be within five days after execution of this Agreement) true and correct in all material respects. Without limiting the generality of the foregoing, Buyer is or will be within five days after execution of this Agreement, and as of the Closing either Buyer or Charter LLC will be, the record and beneficial owner of all of the issued and outstanding Equity Interests of Charter Holdings, and as of the formation of Charter LLC and as of the Closing, Buyer will be the record and beneficial owner of all of the issued and outstanding Equity Interests of Charter LLC.

         5.7 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Falcon or Sellers.

         5.8 Availability of Funds. Buyer has, as of the date hereof, the ability to obtain, and will have, as of the Closing Date, sufficient cash, lines of credit or other immediately available funds to enable it to consummate the transactions contemplated hereby.

         5.9      Financial Statements.

                  (a) Buyer has delivered to Falcon true and complete copies of the audited consolidated financial statements of Charter Holdings (including the notes thereto) for the year ended December 31, 1998 (by inclusion of such financial statements in the Form S-4 referred to in Section 5.10) and the unaudited consolidated financial statements of Charter Holdings for the three months ended March 31, 1999, in each case that are described on Schedule
5.9 (collectively, the "Charter Financial Statements").

                  (b     Except  as  disclosed  in Schedule  5.9,  the Charter
Financial Statements: (1) have been prepared from the books and records of the Buyer and its Subsidiaries to which they relate; (2) have been prepared in accordance with GAAP consistently applied (except as indicated in the notes thereto and except, in the case of the unaudited Charter Financial Statements, for the omission of footnotes and changes resulting from customary and recurring year-end adjustments); and (3) subject to the addition of footnotes and changes resulting from customary and recurring year-end adjustments in the case of the unaudited Charter Financial Statements which in the aggregate are not expected to be material, present fairly in all material respects the financial condition of Buyer and its Subsidiaries to which they relate as at December 31, 1998, or March 31, 1999, as the case may be, and the results of operations for the period then ended.

         5.10 Private Offering Memorandum and S-4. Buyer has delivered to Falcon true and complete copies of each of the Offering Circular dated March 12, 1999 relating to the offering by Charter Holdings and Charter Communications Holdings Capital Corporation of 8.25% Senior Notes due 2007, 8.625% Senior Notes due 2009, and 9.920% Senior Discount Notes due 2011 and the Form S-4 dated May 12, 1999 relating to an exchange offer in respect of such securities. The statements made by Charter Holdings in each of the Offering Circular and Form S-4 referred to in the previous sentence were true and correct in all material respects as of the date made in light of the circumstances in which they were made.

         5.11 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of Buyer on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured on or prior to the Closing Date or the earlier termination of this Agreement.

SECTION 6:        SPECIAL COVENANTS AND AGREEMENTS

         6.1 Operation of Business Prior to Closing. Except as required by applicable Legal Requirements or as contemplated by Schedule 6.1 or Section 6.1(c), and subject to Falcon's obligation to comply with the terms and conditions hereof and the operation of the Falcon Companies' business in the ordinary course, and except as consented to by Buyer, between the date hereof and the Closing Date, Falcon will cause the Falcon Companies to operate the Systems in the ordinary course of business (subject to, and except as modified by, compliance with the following negative and affirmative covenants) and abide by the following negative and affirmative covenants:

                  (a) Negative Covenants. The Falcon Companies shall not do any of the following between the date hereof and the Closing Date:

                           (1)      Franchises.  Fail  to timely file a valid
request for renewal in accordance with Section 626(a) of the Cable Act, or fail to use commercially reasonable efforts to renew on substantially the same or on other commercially reasonable terms any Franchise that has expired or will expire after the date hereof and prior to the date which is thirty (30) months after the Closing Date in accordance with its terms (it being understood that the Falcon Companies shall not be required to take any steps necessary to obtain renewals of any Franchise earlier than such steps are required to be taken by applicable FCC Regulations, and obtaining renewals of any Franchise shall not be a condition precedent to Buyer's or Falcon's obligations hereunder).

                           (2)      Contracts.  Modify or amend in any material
respect, except in the ordinary course of business or in connection with payments to employees as provided in Section 6.9(a), any Contract that shall survive the Closing; or enter into any new Contracts that will be binding on the Falcon Companies following the Closing except: (A) agreements for the provision of services to customers; (B) the renewal or extension of any existing Contract on its existing terms, in all material respects, in the ordinary course of business; (C) with respect to utility pole attachment agreements, Contracts with terms as customarily required by the utility whose poles are utilized; (D) Contracts in connection with capital expenditures made in accordance with
Section 6.1(b)(7); or

(E) any other contracts or commitments entered into in the ordinary course of business that are terminable on not more than sixty days prior notice without the payment of any penalty or that do not involve post-Closing obligations in excess of One Hundred Fifty Thousand Dollars ($150,000) per year in any one case or in excess of One Million Dollars ($1,000,000) per year in the aggregate;
provided that the Falcon Companies shall not enter into any employment agreements or new Contracts for the acquisition or disposition of cable television systems without the prior consent of Buyer or amend any existing employment agreement or Contract for the acquisition or disposition of cable television systems without the prior consent of Buyer, such consent with respect to amendments not to be unreasonably withheld or delayed.

                           (3)      Disposition of Assets. Sell, assign,  lease,
swap or otherwise transfer or dispose of any of the Assets, except for Assets consumed or disposed of in the ordinary course of business.

                           (4)      Encumbrances.  Create,  assume or permit  to
exist any Encumbrance upon the Assets, except for Permitted Encumbrances or other Encumbrances disclosed in Schedule 3.9 and subject to the Legal Restrictions on any Equity Interests owned by the Falcon Companies.

                           (5)      Indebtedness.  Permit the alcon Companies to
incur any additional indebtedness for borrowed money, except to the extent (if not repaid at or prior to the Closing) included in the computation of Closing Net Liabilities; provided that any such incurrence shall be in the ordinary course of business and the Falcon Companies shall give Buyer prior notice of such borrowing;

                           (6)      Compensation.  Increase  annually  recurring
compensation by more than 5%, on average, for the Falcon Companies' employees retained in connection with the conduct of the business or operation of the Systems, except for customary merit or time-in-grade increases for qualifying employees or otherwise in accordance with the Falcon Companies' employee policies.

                           (7) Waivers. Waive any material right relating to the
Systems or the Assets.

                           (8)      Marketing  Plan.  Implement  any new
marketing plans that are materially different from marketing plans previously implemented by the Falcon Companies, except as consented to by Buyer, such consent not to be unreasonably withheld.

                           (9)      Affiliate  Transactions.  Enter into any new
business arrangements or business relationships that would be required to be disclosed on Schedule 3.17 or modify, revise or alter any existing such arrangements or relationships if it would have an adverse economic effect on the Falcon Companies or would be binding on the Falcon Companies after the Closing.

                  (b) Affirmative Covenants. Falcon shall, and shall cause the Falcon Companies to, do the following between the date hereof and the Closing Date:

                           (1)      Access to Information.  Subject to Buyer's
and Charter's obligations hereunder and under the Confidentiality Agreement with respect to confidentiality, allow Buyer and its authorized representatives reasonable access during normal business hours to the Assets and the physical plant, offices, properties and records of the Falcon Companies for the purpose of inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the Assets or the Falcon Companies that Buyer may reasonably request. Any investigation or request for information shall be conducted in such a manner as not to interfere with the business or operations of the Falcon Companies and the Systems.

                           (2)      Insurance.  Maintain  the existing insurance
policies on the Systems and the Assets (or comparable replacement policies).

                           (3)      Books  and   Records.  Maintain  the  Falcon
Companies'  books  and  records substantially in accordance with past practices.

                           (4)      Financial  Information.  Furnish to Buyer
(i) within forty-five days after the end of each calendar quarter between the date hereof and the Closing Date, an unaudited consolidated balance sheet and statement of operations for the Falcon Companies for each such calendar quarter and (ii) any other information (including management notes) furnished to the Falcon Companies' senior lenders or filed by the Falcon Companies with the SEC, which financial information shall be prepared from the Falcon Companies' books and records maintained in the ordinary course of business substantially in accordance with past practices;

                           (5)      Compliance with Laws.  Comply with all Legal
Requirements applicable to the Falcon Companies and the operation of the Systems, except to the extent of matters of non-compliance which in the aggregate would not be material to the Falcon Companies taken as a whole.

                           (6)      Keep Organization  Intact.  Except with
respect to any departure of any of the Falcon Companies' employees between the date hereof and Closing, or the termination of employment of certain Falcon Company employees as provided in Section 6.9(a), use commercially reasonable efforts to preserve intact the Falcon Companies' business and organization relating to the Systems and preserve for Buyer the goodwill of the Falcon Companies' suppliers, customers and others having business relations with them.

                           (7)      Capital  Expenditure  Program.  After  the
execution of this Agreement Falcon will cause the Falcon Companies to use commercially reasonable efforts to make capital expenditures, including maintenance and rebuild and upgrade expenditures, materially consistent with the Capital Expenditure Budget, subject to applicable contractual restrictions. If requested by Buyer, subject to applicable contractual restrictions and Falcon's approval, which approval will not be unreasonably withheld, Falcon will cause the Falcon Companies to use commercially reasonable efforts to make capital expenditures in excess of the Capital Expenditure Budget at the written request of Buyer, so long as the timing and manner of the expenditures so requested by Buyer are reasonable. As provided for in Section 2.4(b)(xii), at the Closing, the Closing Net Liabilities shall be decreased by the total amount of capital expenditures made by the Falcon Companies after the date of this Agreement (other than routine maintenance capital expenditures), but only to the extent the Falcon Companies have made an actual payment in respect thereof or a liability for payment is reflected in the computation of Closing Net Liabilities.

                  (c) Certain Permitted Actions. Notwithstanding anything in this Agreement (including Sections 6.1(a) and (b) above) to the contrary, Buyer consents and agrees as follows:

                           (1)      Contractual  Commitments.  The  Falcon
Companies may comply with all of their contractual commitments under their existing Contracts and under any Contracts entered into after the date of this Agreement in compliance with Section 6.1(a)(2) or with Buyer's (in each case, as such Contracts may be in effect from time to time in accordance with Section 6.1(a)(2) or with Buyer's and Charter's consent). The Falcon Companies may take such actions as are contemplated by the other Sections of this Agreement and otherwise comply with their obligations under the other Sections of this Agreement.

                           (2)      Excluded  Assets.  Buyer   acknowledges that
the artwork and photography throughout Falcon's Westwood and Pasadena corporate offices and the furniture and furnishings in Marc Nathanson's office and certain other furniture in Falcon's Westwood and Pasadena corporate offices are personal assets of Marc Nathanson that will be retained by him and are not and will not become assets of Buyer or the Falcon Companies.

                           (3)      Pending  Acquisitions.  The  Falcon
Companies may consummate the transactions contemplated by the acquisition agreements set forth in Schedule 6.1 of Falcon's Disclosure Schedule substantially in accordance with such acquisition agreements as currently in effect (such transactions, the "Pending Acquisitions"). As provided for in
Section 2.4(b)(x), at the Closing, the Closing Net Liabilities shall be decreased by the amounts paid by the Falcon Companies to the sellers under such agreements (plus reasonable out-of-pocket costs and expenses incurred in connection with consummating such transactions), but only to the extent the Falcon Companies have made an actual payment in respect thereof or a liability for payment is reflected in the computation of Closing Net Liabilities. Buyer acknowledges that none of the representations and warranties made by Falcon or any Seller in this Agreement applies to the assets, systems, or liabilities acquired in the Pending Acquisitions or any other matter relating to such assets, systems, and liabilities, other than the representations and warranties made by Falcon in Section 3.4 with respect to Material Contracts. The parties agree and acknowledge that the subscribers acquired in the Pending Acquisitions shall not be counted for purposes of determining the subscriber adjustment pursuant to Section 2.4(a) or for purposes of determining whether the condition in Section 7.1(c) has been satisfied.

                           (4) Other Matters.  The Falcon Companies may take the
other actions contemplated in Schedule 6.1 of Falcon's Disclosure Schedule.

         6.2      Confidentiality; Press Release.

                  (a) Buyer and Falcon are parties to a Confidentiality Agreement dated May 4, 1999 (the "Confidentiality Agreement"). Notwithstanding the execution, delivery and performance of this Agreement, or the termination of this Agreement prior to Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, but shall expire concurrently with the Closing hereunder.

                  (b) No party will issue any press release or make any other public announcements concerning this Agreement or the transactions contemplated hereby except with the prior approval (not to be unreasonably withheld) of the other parties, except that if any such disclosure is required by law, no party will make such disclosure without first providing to the other parties an advance copy of any such disclosure and a reasonable opportunity to review and comment.

         6.3 Cooperation; Commercially Reasonable Efforts. Without limiting any of the obligations of the parties hereunder, the parties shall cooperate with each other and their respective counsel, accountants, agents and other representatives in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under this Agreement, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder as expeditiously as practicable. Buyer shall provide to Falcon such information relating to Buyer and its Subsidiaries and their businesses and operations as Falcon shall reasonably request.

         6.4      Consents and Notices.

                  (a) Following the execution hereof, until the Closing Date, Falcon shall use its commercially reasonable efforts, and shall cause the Falcon Companies to use their commercially reasonable efforts, and Buyer shall use its commercially reasonable efforts, to obtain as expeditiously as possible all Consents and Designated Consents required to be obtained by the Falcon Companies, including Consents and Designated Consents under the Franchises, FCC Licenses and Contracts of the Falcon Companies. Falcon shall, and shall cause the Falcon Companies to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms) required to be filed with the FCC and any Franchising Authority that are necessary for the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement of the Franchises and the FCC Licenses identified in Schedule
3.4. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Consents required under any Contract (other than the Debt Documents, which shall be governed by Section 6.7). If, notwithstanding their commercially reasonable efforts, Falcon and the other Falcon Companies are unable to obtain any of the Consents or Designated Consents, none of the Falcon Companies nor Sellers shall be liable to Buyer for any breach of covenant, and, for the avoidance of doubt, after the Closing, Sellers shall not have any obligation or any liability for the failure of such Consents or Designated Consents to be obtained. Except as expressly provided herein, nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Sellers or the Falcon Companies.

                  (b) Buyer agrees that if in connection with the process of obtaining any Consent or Designated Consent, a Governmental Authority or other Person purports to require any condition, change or additional or different terms to a Franchise, License or Contract to which such Consent or Designated Consent relates that would be applicable to any of Buyer or any Falcon Company as a requirement for granting its Consent or Designated Consent, Buyer may negotiate jointly with Falcon with such Governmental Authority or other Person, as appropriate, with respect to such condition or change, and each agrees that neither Sellers, the Falcon Companies nor Buyer shall have any obligation to bear any monetary obligations to a Governmental Authority or other Person as a condition to obtaining any required Consent or Designated Consent therefrom; provided, however, that either Sellers or Buyer may elect, in its sole discretion, to satisfy such monetary obligations, in which case, Buyer will accept (and agree that Falcon may cause any Falcon Company to accept) any condition or change in the Franchise, License or Contract to which such Consent or Designated Consent relates to the extent provided herein (but, in the case of Sellers electing to satisfy any such monetary obligations, Buyer and the Falcon Companies will be deemed to have accepted such condition or change only to the extent Sellers reimburse the Falcon Companies or give Buyer credit against the Aggregate Consideration at the Closing for the amount of such monetary obligations, as determined by the mutual agreement of Buyer and Sellers, each acting reasonably); and provided further that Buyer will accept and comply with any commercially reasonable non-monetary obligation imposed by any such Governmental Authority or other Person.

                  (c)    Each   of   Falcon   and   Buyer   shall   make   its
representatives available (at its own expense) to attend one or more meetings of a Governmental Authority from whom a Consent is requested and shall promptly furnish to any Governmental Authority or other Person from whom a Consent is requested such accurate and complete information regarding it and its Subsidiaries, including financial information concerning Buyer and other information relating to the cable and other media operations of Buyer, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Consent. The parties shall promptly consult with each other regarding any prospective meeting or information request and promptly furnish to each other a copy of any such information provided to a Governmental Authority or other Person, and any other information concerning Buyer as Falcon may reasonably request in connection with obtaining any Consent. To the extent Falcon is required to supply such information as to Buyer and its Subsidiaries to Persons from whom Consents are sought, Falcon may supply such information and shall have no obligation to Buyer with respect to the disclosure or use of such information by such Persons.

                  (d) It is understood and agreed that nothing herein shall prevent Buyer (or their employees, agents, representatives and any other Person acting on behalf of Buyer) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Consent is sought, and Buyer shall use commercially reasonable efforts to apprise Falcon of all such requests.

                  (e) After the Closing, Sellers will cooperate in all reasonable respects with Buyer and the Falcon Companies to obtain any of the Consents that were not obtained prior to the Closing, provided that such cooperation will not require the Sellers to make any expenditure or payment of

                                       -46
any funds and Buyer will reimburse Sellers for any expenditure or payment that Sellers voluntarily make.

                  (f) Following the execution hereof, until the Closing Date, FHGLP and TCI shall use their commercially reasonable efforts to obtain as expeditiously as possible all consents necessary for the joint venture interests in Pacific Microwave Joint Venture to be assigned to Falcon, it being understood that receipt of such consents and the assignment of such joint venture interests shall not be a condition precedent to Buyer's obligation to consummate the transactions to be consummated hereunder and that, if such consents shall not have been obtained prior to the Closing, such joint venture interests will not be assigned to Falcon at the Closing, but provided that in such event FHGLP and TCI shall continue to use their commercially reasonable efforts after the Closing to obtain such consents and until such time as the joint venture interests are assigned to Falcon they shall cause the benefits that are currently made available to the Systems by the Pacific Microwave Joint Venture to be made available to Buyer at no cost to Buyer.

                  (g) Following the execution hereof, until the Closing Date, FHGLP shall use its commercially reasonable efforts, and shall cause the Enstar Partnerships to use their commercially reasonable efforts, and Buyer shall use its commercially reasonable efforts, to obtain as expeditiously as possible all Franchise Consents that FHGLP and Buyer mutually agree, each acting reasonably, are required to be obtained by the Enstar Partnerships in connection with the transfer of control to Buyer in connection with the consummation of the transactions contemplated by this Agreement. FHGLP shall, and shall cause the Enstar Partnerships to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for a party to complete its application), all FCC Forms 394 required to be filed in accordance with the preceding sentence. It is expressly understood that the receipt of such Consents is not a condition precedent to Buyer's obligation to consummate the transactions contemplated by this Agreement and that if, notwithstanding their commercially reasonable efforts, FHGLP and the Enstar Partnerships are unable to obtain any of such Consents, FHGLP shall not be liable to Buyer for any breach of covenant, and, for the avoidance of doubt, after the Closing, FHGLP shall not have any obligation or any liability for the failure of such Consents to be obtained. Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees or other normal costs of doing business) or the giving of any other consideration by FHGLP or the other Sellers or the Enstar Partnerships or the Falcon Companies.

                  (h) Following the execution hereof, without acknowledging that any notice or consent is required with respect to such Franchises, Falcon shall, and shall cause the Falcon Companies to, and Buyer shall, prepare and file, or cause to be prepared and filed, within thirty (30) days after the date hereof (subject to extension for a period of up to an additional fifteen (15) days, if reasonably necessary for the parties to complete such notices), a notification to the appropriate Franchising Authority with respect to each Franchise marked with an asterisk in Schedule 3.8, such notification to be in a form mutually and reasonably satisfactory to Falcon and Buyer. Each of Falcon and Buyer shall promptly furnish to any of such Franchising Authorities such additional information as it may reasonably require in connection with the transactions contemplated by this Agreement.

         6.5 HSR Act Filing. As soon as practicable after the execution of this Agreement, but in any event no later than thirty (30) days after such execution (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its notification and report if not filed by the expiration of such thirty (30) day period) the parties will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act; and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters.

         6.6      No Inconsistent Actions; Charter LLC.

                  (a)    No   party  hereto,   nor  any  of  their  respective
Affiliates, will take any action that is inconsistent with its obligations under this Agreement or which does, or would reasonably be expected to, hinder or delay the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, at all times between the date hereof and the Closing Date, Buyer will take all necessary or advisable actions to ensure, and Buyer will ensure, that Buyer is able to deliver the Cash Consideration and the Equity Consideration at Closing.

                  (b) Buyer shall form Charter LLC as a Delaware limited liability company as soon as practicable after the execution of this Agreement and in any event prior to the filing of any Consent applications to be filed pursuant to Section 6.4. Buyer shall cause Charter LLC to execute such applications as the transferee as appropriate and to take all appropriate actions with respect to any such applications. Buyer shall cause Charter LLC to take all appropriate actions necessary for Buyer and Charter LLC to perform their obligations under this Agreement and the other Transaction Documents.

                  (c) Within 60 days after the date hereof, Buyer and FHGLP shall negotiate in good faith (1) the definitive Charter LLC Operating Agreement to be effective upon the Closing in accordance with the terms set forth on Exhibit D and such additional terms as Buyer and FHGLP may mutually agree, (2) the definitive Exchange Agreement in accordance with the terms set forth on Exhibit E and such additional terms as Buyer and FHGLP may mutually agree, (3) a form of amended and restated limited partnership agreement of Falcon Communications, L.P. to be effective immediately after the Closing (the "Amended Falcon Partnership Agreement"), which agreement shall provide for pro rata and nondiscriminatory treatment of its partners and shall otherwise be reasonably acceptable to FHGLP, (4) the definitive Put Agreement to be effective upon the Closing in accordance with Exhibit B and such additional terms as Buyer and FHGLP may mutually agreement, and (5) the definitive Registration Rights Agreement to be effective in accordance with Exhibit C and such additional terms as FHGLP and Buyer may mutually agree. If Buyer and

FHGLP do not agree on a definitive Charter LLC Agreement and/or a definitive Exchange Agreement and/or a definitive Amended Falcon Partnership Agreement and/or a definitive Put Agreement and/or a definitive Registration Rights Agreement prior to the Closing, the terms set forth in Exhibits B, C, D and E and the preceding sentence (with respect to the Amended Falcon Partnership Agreement) shall be binding on each of Buyer, Charter LLC and FHGLP, except that FHGLP may elect at its sole option to receive a cash payment in lieu of the Equity Consideration and not to contribute any portion of its partnership interest in Falcon to Charter LLC, in which event FHGLP's entire partnership interest in Falcon shall be sold to Buyer pursuant to Section 2.1(a) hereof and otherwise treated as a Purchased Interest hereunder and the terms set forth in Exhibits B, C, D and E and the preceding sentence (with respect to the Amended Falcon Partnership Agreement) shall not be binding on any of Buyer, Charter LLC or FHGLP.

                  (d) On or prior to the Closing, Buyer shall contribute all of its interest in Charter Holdings to Charter LLC in accordance with the terms of Exhibit D hereto and the Charter LLC Operating Agreement.

                  (e) Prior to the Closing and issuance of the Equity Consideration to FHGLP, Buyer shall not cause or permit Charter Holdings or Charter LLC to dispose of its assets other than in the ordinary course of its business or other than for fair market value.

                  (f)    If   the   entity   defined  as   "Charter"   in  the
Registration Rights Agreement ("PublicCo") is formed prior to the Closing, Buyer shall cause PublicCo to execute and deliver the Registration Rights Agreement and the Exchange Agreement at the Closing. If PublicCo is formed after the Closing, Buyer will cause PublicCo to execute and deliver the Registration Rights Agreement and the Exchange Agreement at the time of the formation of PublicCo.

         6.7      Falcon Company  and Enstar Debt Obligations.

                  (a) Buyer acknowledges and agrees that all obligations of the Falcon Companies with respect to Indebtedness, including the Senior Discount Debentures, the Senior Debentures, the Senior Debt, the MONY Notes, and swap and interest rate hedging Contracts (including all principal, accrued and unpaid interest and all other amounts), shall remain obligations of the Falcon Companies through and after Closing, and Buyer will cooperate with the Falcon Companies with respect to any information relating to Buyer that shall be reasonably requested by any of the holders of the Senior Debt or MONY Notes.

                  (b)    After  the Closing,  Buyer agrees to cause the Falcon
Companies to commence an Offer to Purchase (as defined in the Indenture) in accordance with the terms and conditions of the Indenture and to discharge all of their obligations under the Indenture in accordance with its terms, and Buyer agrees that Sellers shall not have any liability or obligation in respect thereof, including any change of control penalty or premium or other payment arising out of or resulting from the consummation of the transactions contemplated by this Agreement under or pursuant to the Indenture, the Senior Debentures or the Senior Discount Debentures.

                  (c) Buyer will either (1) prior to the Closing procure from the lenders under the Credit Agreement and from the purchasers under the MONY Agreement a written waiver, in form and substance reasonably satisfactory to Sellers, that will permit the transactions contemplated by this Agreement to be consummated without a default or an event of default thereunder being caused thereby, that will permit the sale and transfer of the Purchased Interests and the Contributed Interest to Buyer and Charter LLC as contemplated by this Agreement and the receipt by the Sellers of the Aggregate Consideration therefor free and clear of the pledges under the Credit Agreement, and that will release Sellers from any obligations and restrictions they may have under the Senior Debt and the Credit Agreement and the MONY Notes and the MONY Agreement and related Debt Documents, or (2) simultaneously with the Closing and without limiting any other obligations of Buyer, satisfy and discharge all obligations of the Falcon Companies in respect of the Senior Debt and the Credit Agreement and the MONY Notes and the MONY Agreement and related Debt Documents (including all principal, accrued and unpaid interest and all other amounts, including any prepayment penalty or premium or any breakage costs) that become due and payable concurrently with, or as a result of, the consummation of the Closing.

                  (d) Buyer acknowledges and agrees that all obligations of Enstar Finance with respect to Indebtedness, including the Enstar Credit Agreement (including all principal and unpaid interest and all other amounts) shall remain obligations of Enstar Finance through and after the Closing, and Buyer will cooperate with Enstar Finance with respect to any information relating to Buyer that shall be reasonably requested by the lenders under the Enstar Credit Agreement.

                  (e) Buyer will either (1) prior to the Closing procure from the lenders under the Enstar Credit Agreement a written waiver, in form and substance reasonably satisfactory to Falcon, that will permit the receipt by the applicable Sellers of the Aggregate Consideration therefor free and clear of the pledges under the Enstar Credit Agreement, and that will release the applicable Sellers from any obligations and restrictions they may have under the Enstar Credit Agreement and related Enstar Debt Documents, or (2) simultaneously with the Closing and without limiting any other obligations of Buyer, satisfy and discharge all obligations of Enstar Finance in respect of the Enstar Credit Agreement and related Enstar Debt Documents (including all principal, accrued and unpaid interest and all other amounts, including any prepayment penalty or premium or any breakage costs) that become due and payable concurrently with, or as a result of, the consummation of the Closing.

         6.8 Retention and Access to the Falcon Companies' Records. Except as provided in Section 6.10(c)(1), Sellers shall, for a period of four years from the Closing Date, have access to, and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Buyer, all of the books and records relating to the Falcon Companies, Assets and Systems that were transferred to Buyer pursuant to this Agreement. Buyer shall retain and preserve all such books and records for such four year period. Subsequent to such four year period, Buyer shall only destroy such books and records if there is no ongoing litigation, governmental audit or other proceeding, and subsequent to thirty days' notice to Sellers of their right to remove and retain such books and records or to copy such books and records prior to their destruction.

         6.9      Employee Matters.

                  (a)   Falcon   shall   terminate,   effective   as  of  the
Adjustment Time, the employment of each Headquarters Employee who remains in employment as of the Closing other than those Headquarters Employees designated in a written notice delivered by Buyer to Sellers not later than 60 days after the date of this Agreement. Seller shall provide affected Headquarters Employees, and other parties entitled to receive notice, such notice as may be required under the Worker Adjustment and Retraining Notification Act promptly following receipt of written notice from Buyer described in the preceding sentence. Buyer shall indemnify and hold harmless Sellers from and against any and all liability arising out of either Buyer's failure to provide such notice not later than 60 days after the date of this Agreement or the termination of the employment of any Headquarters Employee, except for the payment of compensation and severance benefits, as provided in Section 6.9(b) below.

                  (b) On or prior to Closing, Falcon shall pay any and all compensation owing to Headquarters Employees for any time period prior to and including the Closing, including any wages, salaries, bonuses and payments under any Compensation Arrangement owing to such employees. On or prior to the Closing, subject to the adjustment provided in 2.4(b)(viii), Falcon will pay each of the Headquarters Employees (including Headquarters Employees who decline continued employment with Buyer), other than (i) those employees identified on
Schedule 6.9 and (ii) those Headquarters Employees whose employment will not be terminated in accordance with Section 6.9(a) above (the "Transferred Headquarters Employees"), severance pay on such terms and in such amounts as Falcon may determine in its sole discretion. On or prior to the Closing, Falcon will terminate the Falcon Communications, L.P. 1993 Incentive Performance Plan and provide for the payment of all benefits due under the terms of such plan and provide for the payment of any amounts due under the Falcon Communications, L.P. Key Executive Equity Program and any such program sponsored by any Falcon Company.

                  (c) At Closing, Falcon shall provide Buyer a schedule setting forth a severance pay amount for each Transferred Headquarters Employee. Upon the termination of employment for any reason other than for Cause of any Transferred Headquarters Employee within six months after the Closing, Buyer shall pay such Transferred Headquarters Employee severance pay in an amount not less than the severance pay amount identified in the schedule of severance pay described in the foregoing sentence. For purposes of this Section, "Cause" shall mean (i) conviction of a felony or a crime involving moral turpitude, or (ii) engaging in acts constituting willful dishonesty, fraud and/or willful failure to carry out the employee's job responsibilities.

                  (d) Except as otherwise required in this Section 6.9, all employees of the Falcon Companies who continue in employment following the Closing shall be employed on such terms and conditions as are substantially similar in the aggregate to the terms and conditions of employment of Buyer's and Charter's employees. Each such employee shall receive credit for all purposes other than benefit accrual purposes under any retirement plan or program under any Employee Plan or Compensation Arrangement of the Buyer for past service with any Falcon Company and, to the extent credited under any Employee Plan or Compensation Arrangement of any Falcon Company, for past service with any predecessor employer.

                  (e) Buyer shall offer group health plan coverage to all of the employees of the Falcon Companies and to the spouse and dependents of such employees who become employed by the Buyer or any ERISA Affiliate of the Buyer as of the Closing on terms and conditions generally applicable to all of Buyer's similarly situated employees. For purposes of providing such coverage, Buyer shall waive all preexisting condition limitations for all such employees covered by the health care plan of any Falcon Company as of the Closing and shall provide such health care coverage effective as of the Closing without the application of any eligibility period for coverage. In addition, Buyer shall credit all employee payments toward deductible, out-of-pocket and co-payment obligation limits under the Falcon Companies' health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Buyer's health care plans during the plan year which includes the Closing Date, with respect to employees of the Falcon Companies and the spouse and any dependents of such employees who become employed by Buyer as of the Closing Date.

                  (f) Buyer shall assume full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" and any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by any of the Falcon Companies who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (g) Notwithstanding anything in this Agreement to the contrary, on or prior to the Closing Date, Falcon shall take such action as may be necessary or appropriate to cause each participant in the Falcon Communications, L.P. "Smart" 401(k) Plan and each participant in the Enstar Cable Corporation "Smart" 401(k) Plan (the "Falcon 401(k) Plans") to become fully vested in his or her benefit under such plans. Notwithstanding the foregoing or anything in this Agreement to the contrary, Sellers will take such actions as may be necessary to adopt resolutions to terminate the Falcon 401(k) Plans effective on or prior to the Closing Date; provided after the Closing Buyer shall take such actions as may be necessary or appropriate to complete the termination of the Falcon 401(k) Plans and provide for the distribution of benefits thereunder. Upon distribution of benefits following the termination of the Falcon 401(k) plans, a tax-qualified retirement plan sponsored by Buyer or an entity required to be combined with Buyer under Code Sections 414(b) or (c) shall accept rollover contributions with respect to any person who remains an employee of any Falcon Company following the Closing and as of the date of distribution of cash and promissory notes that relate to loans made to participants from the Falcon 401(k) plans.

         6.10     Tax Matters.

                  (a) Tax Periods Ending on or Before the Closing Date. FHGLP shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Falcon Companies (i) that are due on or before the Closing Date, or (ii) that relate to taxable periods ending on or prior to the Closing Date but are required to be filed after the Closing Date. Such Tax Returns shall be prepared in accordance with each Falcon Company's past custom and practice, and allocations of items of
income   and   gain   and  loss  and   deduction   shall  be  made   using   the
closing-of-the-books method. In the case of any Falcon Company that is a partnership or a limited liability company, such Tax Returns shall be prepared in accordance with the Organizational Documents of such Falcon Company as in effect immediately prior to the Closing. In preparing each Falcon Company's Tax Returns, FHGLP shall consult with Buyer in good faith and shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent (which consent shall not be unreasonably withheld) at least twenty days prior to filing; provided, however, if Buyer has not provided comments on such Tax Returns to FHGLP within such twenty-day period, then such consent shall be deemed to be given and, if Buyer's comments or refusal to provide such consent results in any penalties imposed upon FHGLP or any Falcon Company for failing to file a timely Tax Return, then Buyer shall be liable for and shall pay, such penalties; provided further, however, if any such penalties for failure to file a timely Tax Return could be avoided by filing an extension to file such Tax Return with the applicable Governmental Authority, FHGLP shall, or shall cause the appropriate Falcon Company to, timely file such extension. After the Closing, Buyer shall not prepare or cause to be prepared or file or cause to be filed any Tax Return for the Falcon Companies for any period ending on or prior to the Closing Date.

                  (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Falcon Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Such Tax Returns shall be prepared in accordance with each Falcon Company's past custom and practice but, except as otherwise provided in this Agreement, allocations of items of income and gain and loss and deduction shall be made using the closing-of-the-books method. In preparing such Tax Returns, Buyer shall consult with FHGLP in good faith and shall provide FHGLP with drafts of such Tax Returns (together with the relevant back-up information) for review at least ten days prior to filing.

                  (c)    Cooperation on Tax Matters.

                           (1)      Buyer and  FHGLP  shall  cooperate  fully,
as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and FHGLP agree (A) to retain all books and records with respect to Tax matters pertinent to the Falcon Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or FHGLP, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or FHGLP, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded, subject to a confidentiality agreement provided by the party turning over such books and records and reasonably acceptable to the other party.

                           (2) Buyer and FHGLP further agree,  upon request,  to
use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

                  (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions consummated pursuant to this Agreement shall be paid by Buyer. Buyer and FHGLP will cooperate in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. Buyer shall be liable for any Taxes attributable to any election made by Buyer or any Affiliate of Buyer with respect to any of the Falcon Companies under Section 338 of the Code or any comparable provision of state or local law.

                  (e) Buyer covenants that it will not, and it will not cause or permit any Falcon Company or any Affiliate of Buyer, (i) to take any action on or after the Closing Date, including the distribution of any dividend or the effectuation of any redemption, that could give rise to any tax liability of any Seller or any direct or indirect holder of equity interests in any Seller or (ii) to make or change any tax election, amend any Tax Return or take any tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability of any Seller or any direct or indirect holder of equity interests in any Seller in respect of any Pre-Closing Tax Period.

                  (f) Except to the extent taken into account in Closing Net Liabilities, Buyer shall promptly pay or cause to be paid to Sellers all refunds of taxes and interest thereon received by Buyer, any Affiliate of Buyer, or any Falcon Company attributable to taxes paid by Sellers or any Falcon Company with respect to any Pre-Closing Tax Period.

                  (g) From and after the date of this Agreement, Sellers and each Falcon Company shall not without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would adversely affect any of the Falcon Companies or Buyer.

                  (h) Allocation of Purchase Price. The sum of (i) the Cash Consideration allocable (pursuant to Section 2.3(d)) to the partnership interests in Falcon other than the Contributed Interest, (ii) the Equity Value, and (iii) liabilities of the Falcon Companies allocable pursuant to Section 752 of the Code to the partnership interests in Falcon, shall be allocated among the assets of the Falcon Companies that are Tax Partnerships in accordance with an agreement (the "Falcon Allocation Agreement"), and the aggregate gross value of all the membership interests in Charter Holdings (including liabilities of Charter Holdings and its Subsidiaries) shall be allocated among the assets of Charter Holdings and its Subsidiaries in accordance with an agreement ("the Charter Allocation Agreement" and together with the Falcon Allocation Agreement, the "Allocation Agreements"). Each of the Allocation Agreements shall be prepared in accordance with the rules under Section 704(c), 743(b), 751 and 755 of the Code, as applicable. Buyer shall deliver a draft of the Allocation

Agreements to Falcon within 90 days after the execution of the Purchase and Contribution Agreement for approval and consent, and Buyer and Falcon shall mutually agree upon the Allocation Agreements prior to the Closing Date. In this regard, Buyer and Falcon agree that (x) for purposes of the Falcon Allocation Agreement, each asset of any Falcon Company that is a Tax Partnership that is a Class I Asset, Class II Asset, or Class III Asset (as defined in Treasury Regulation ss. 1.338(b)-2T) (other than the stock of FFI) shall be allocated value equal to its net book value, the stock of FFI shall be allocated value equal to the value determined by the mutual agreement of Buyer and Falcon, and any remaining value shall be allocated to Franchises of the Falcon Companies that are Tax Partnerships, and (y) for purposes of the Charter Allocation Agreement, each asset of Charter Holdings and its Subsidiaries that is a Class I Asset, Class II Asset, or Class III Asset (other than the Equity Interests in any Subsidiary of Charter Holdings that is not a Tax Partnership or a disregarded entity for federal income tax purposes (a "Charter Corporate Subsidiary")) shall be allocated value equal to its net book value, the Equity Interests in any Charter Corporate Subsidiary shall be allocated value equal to the value determined by the mutual agreement of Buyer and Falcon, and any remaining value shall be allocated to Franchises of Charter Holdings and its Subsidiaries (other than Franchises of Charter Corporate Subsidiaries). Neither Falcon nor Buyer shall unreasonably withhold its approval and consent with respect to the Allocation Agreements. Unless otherwise required by applicable law, Buyer and Sellers agree to act, and cause their respective affiliates to act, in accordance with the Allocation Agreements in any relevant Tax Returns or similar filings, and shall make any filings required by Code Sections 704(c), 743(b), 751, 755 and 1060 (if any) in accordance with the Allocation Agreements.

                  (i) Buyer will cause Charter LLC to file a Section 754 election with respect to its first taxable year. Buyer will not revoke, and will not cause to be revoked, the Section 754 election in effect for itself or for any of the Falcon Companies and will administer, or cause to be administered, the elections so as to reflect (A) gain recognized by the Sellers with respect to the sale of the Purchased Interests and the contribution of the Contributed Interest, and (B) gain recognized by holders of membership interests in Charter LLC arising from dispositions of their interests.

         6.11 Falcon Name. The parties agree that the Falcon Companies shall retain the right to use the names "Falcon" and "Falcon Cable TV" and any and all derivations thereof with respect to the domestic U.S. cable television and related businesses conducted by the Falcon Companies from and after the Closing and that the Sellers shall retain the right to use the name "Falcon" and "Falcon International" and any and all derivatives thereof with respect to the non-U.S. cable television and related businesses conducted by certain Falcon entities.

         6.12 No Recourse; Release of Claims. Anything in this Agreement or applicable law to the contrary notwithstanding, other than claims against Sellers as and to the extent expressly provided for in Section 9.4 and Section 10 of this Agreement (and other than any claim for fraud or criminal conduct), neither Buyer nor any of the Falcon Companies will have any claim or recourse against any of the Released Parties as a result of the breach of any representation, warranty, covenant or agreement of Falcon or Sellers contained herein or otherwise arising in connection with the transactions contemplated by the Transaction Documents or the business or operations of the Falcon Companies prior to the Closing. Effective as of the Closing, Buyer and each of its Subsidiaries hereby releases and forever discharges each of the Released Parties from all actions, causes of action, suits, debts and claims (other than claims for fraud or criminal conduct) arising out of facts or circumstances prior to the Closing, whether at law or in equity or otherwise, which Buyer or any of the Falcon Companies ever had or now or hereafter may have for, upon or by reason of any matter, cause or thing whatsoever related to the Falcon Companies, whether, contingent, accrued or otherwise arising out of facts or circumstances prior to the Closing; provided that the foregoing shall not limit Buyer's rights provided for in Section 10.

         6.13 Exculpation and Indemnification. After the Closing, Buyer and the Falcon Companies will be bound by and will assume the same obligations to satisfy (and Buyer will cause the Falcon Companies to continue to satisfy) the rights of exculpation, indemnification and advancement of expenses to which the present and former partners, members, stockholders, directors, representatives, officers, employees and agents of the Falcon Companies and any of their respective Affiliates are entitled with respect to any matter existing or occurring prior to the Closing and/or with respect to this Agreement and the Transaction Documents, under each such Falcon Company's Organizational
Documents, by contract or agreement or by resolution of the Board of Representatives or Board of Directors or other similar governing entity (as the case may be) of such Falcon Company, in accordance with the terms and conditions of any such exculpation and indemnification provisions as in effect on the date of this Agreement. Without limiting the foregoing, Buyer agrees to maintain in place for a period of not less than six years from the Closing, for the benefit of the parties mentioned in the foregoing sentence, directors' and officers' insurance, on substantially the same terms and to the same extent as presently in effect for the Falcon Companies; provided that Buyer's obligation pursuant to this sentence only shall lapse on the third anniversary of the Closing if the cost of maintaining such insurance has increased more than twofold since the Closing Date and the beneficiaries of such insurance do not elect to reimburse Buyer for the amount of any such cost increase.

         6.14 Rate Regulatory Matters. Buyer acknowledges that, except as expressly represented and warranted in Section 3.11(e) and Section 3.16, Falcon is not making any representation or warranty regarding any Rate Regulatory Matter (including with respect to compliance with any Legal Requirements dealing with, limiting or affecting the rates which can be charged by cable television systems to their customers (whether for programming, equipment, installation, service or otherwise)). Accordingly, except for any right or remedy that Buyer may have arising out of a breach of the representations and warranties made by Falcon in Section 3.11(e) and Section 3.16, no Rate Regulatory Matter and no matter relating to, in connection with or resulting or arising from any Rate Regulatory Matter, or any actions taken prior to or after the date hereof by any Falcon Company to comply with or in a good faith attempt to comply with any Rate Regulatory Matter (including any rate reduction, refund, penalty or similar action having the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted or implemented by or imposed on any Falcon Company and changes to rate practices instituted or implemented by or imposed on any Falcon Company), shall: (a) cause or constitute, directly or indirectly, a breach by Falcon or Sellers of any of their representations, warranties, covenants or agreements contained in this Agreement or any other Transaction Document (and such representations, warranties, covenants, and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Regulatory Matters and to permit any action by any Falcon Company to comply with or attempt in good faith to comply with such Rate Regulatory Matters); (b) otherwise cause or constitute, directly or indirectly, a default or breach by any Falcon Company or Sellers under this Agreement or any other Transaction Document; (c) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other Transaction Document; (d) otherwise excuse Buyer's performance of its obligations under this Agreement or any other Transaction Document; or (e) give rise to any claim for (i) any adjustment to the Aggregate Consideration or other compensation or (ii) indemnification or other claim.

         6.15 Disclosure Schedules. The parties acknowledge and agree that (i) Falcon's Disclosure Schedules and Charter's Disclosure Schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto and (ii) the disclosure of any matter in Falcon's Disclosure Schedules or Charter's Disclosure Schedules shall not be deemed to constitute an acknowledgment by Falcon or Sellers, in the case of Falcon's Disclosure Schedules, or Buyer in the case of Charter's Disclosure Schedules, that the matter is material.

         6.16 Environmental Reports. At any time after the date hereof, Buyer shall have the right to engage an environmental consultant to conduct a Phase I environmental audit and to prepare a Phase I environmental report, and if recommended in such Phase I environmental report, a Phase II environmental audit and Phase II environmental report for any Real Property site. The cost of Phase I and Phase II environmental audits and reports shall be borne by Buyer. The Falcon Companies shall cooperate with Buyer in all reasonable respects in connection with such Phase I and Phase II environmental audits and reports, including providing all reasonable access to their respective properties and facilities.

         6.17 Year 2000 Matters. The Falcon Companies shall have taken commercially reasonable actions to implement the Year 2000 Plan and to complete implementation of the Year 2000 Plan as soon as is reasonably practicable. The Falcon Companies shall cooperate with Buyer prior to the Closing with respect to the Year 2000 Matters. Such cooperation shall include providing Buyer with status reports as Buyer may reasonably request regarding Year 2000 Matters, assisting Buyer in the refinement and implementation of the Year 2000 Plan, assisting Buyer in developing and implementing plans for Buyer to continue the Year 2000 Plan after the Closing, and using commercially reasonable efforts to implement all solutions identified as reasonably necessary to the implementation of the Year 2000 Plan by vendors, distributors and manufacturers of the Falcon Companies' computer applications.

         6.18 TCI Arrangements. At the Closing, the business arrangements specified on Schedule 6.18 between the Falcon Companies and TCI or Affiliates of TCI will be terminated, except as provided in Schedule 6.18.

         6.19 Restructuring. Falcon will in good faith cooperate with Buyer in examining a restructuring to be effected at or after Closing of Falcon and certain Falcon Companies, as contemplated by Buyer; provided that neither Falcon nor any of the Falcon Companies will be required to undertake any actions that would, or could reasonably be expected to (as determined by Falcon in its reasonable discretion): (i) have an adverse economic effect on Falcon, any of the Falcon Companies, any Seller or any direct or indirect equity holder of any Seller for which Buyer does not make any such party economically whole, or (ii) more than immaterially delay the Closing.

SECTION 7:        CONDITIONS TO OBLIGATIONS

         7.1 Conditions to Obligations of the Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment (or waiver at the option of Buyer) prior to or at the Closing of each of the following conditions:

                  (a) Representations and Warranties of Falcon and Sellers. As to the representations and warranties of Falcon set forth in Section 3 and of Sellers set forth in Section 4, (1) those representations and warranties set forth in Section 3 and Section 4 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date (without regard to the materiality or material adverse effect qualifiers set forth therein), and (2) all other representations and warranties of Falcon or Sellers set forth in Section 3 and
Section 4 respectively, shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time (without regard to the materiality or material adverse effect qualifiers set forth therein); provided that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

                  (b) Covenants. Falcon and Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) Consents. The Material FCC Consents shall have been obtained. The aggregate number of Equivalent Subscribers as of any applicable date, in those Franchise Areas that are Transferable Franchise Areas shall be at least eighty-seven and one-half percent (87 1/2%) of the aggregate number of Equivalent Subscribers in all Franchise Areas as of the most recent month ended prior to satisfaction of this condition.

                  (d) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

                  (e) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

                  (f) Deliveries. Falcon and Sellers shall have made or stand willing to make all the deliveries to Buyer described in Section 8.2.

                  (g) Compliance with FIRPTA. Sellers shall have provided the Buyer with a statement, in a form reasonably satisfactory to the Buyer, pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that Sellers are not foreign persons.

                  (h) Material Adverse Effect. From and after the date of this Agreement until the Closing Date, no event shall have occurred which has had a Material Adverse Effect.

                  (i) Falcon Franchise Notice. Falcon shall have delivered to Buyer a notice that the condition set forth in the second sentence of Section 7.1(c) has been satisfied at least two (2) business days prior to the date scheduled for Closing.

         7.2      Conditions to Obligations of Sellers.

         All obligations of Sellers at the Closing hereunder are subject to the fulfillment (or waiver at the option of Sellers) prior to or at the Closing of each of the following conditions:

                  (a)    Representations    and   Warranties.    As   to   the
representations and warranties of Buyer set forth in Section 5, (1) those representations and warranties set forth in Section 5 which are expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all material respects as of such date, and (2) all other representations and warranties shall be true and correct in all material respects at and as of the Closing as though made at and as of that time.

                  (b) Covenants. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) Hart-Scott-Rodino. The requisite waiting period under the HSR Act shall have expired or been terminated, without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.

                  (d) Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing, provided that Falcon and Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

                  (e) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3.

                  (f) Release. Sellers shall have been released from any obligations they may have under the Debt Documents and Enstar Debt Documents, pursuant to documents in form and substance reasonably satisfactory to Sellers.

SECTION 8:        CLOSING AND CLOSING DELIVERIES

         8.1      Closing.

                  (a)    Closing Date.

                           (1)      Subject to satisfaction  or, to the extent
permitted by law, waiver, of the closing conditions described in Section 7, and subject to Section 8.1(a)(2), 8.1(a)(3) and 8.1(a)(4), the Closing shall take place on the date specified by FHGLP by notice to Buyer, which specified date shall be no earlier than two business days and no later than five business days after satisfaction or waiver of the conditions set forth in Sections 7.1(c) and
(d) and Sections 7.2(c), or on such earlier or later date as FHGLP and Buyer shall mutually agree; provided, however, (A) if pursuant to Section 2.1(b) and 6.6(b), Sellers elect a cash payment, the Closing will take place on at least 10 days notice from FHGLP, and (B) subject to Section 8.1(a)(3) and 8.1(a)(4), the Closing shall not take place beyond the Upset Date.

                           (2)  If on  the  date  on  which  the  Closing  would
otherwise be required to take place pursuant to Section 8.1(a)(1) (A) there shall be in effect any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent or make unlawful the Closing, or (B) any other circumstance beyond the reasonable control of the Falcon Companies, Sellers, or Buyer (which shall in no event include any matters relating to financing of the transactions contemplated hereby) shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to any party set forth in Section 7, then either Sellers or Buyer may, at its option, postpone the date on which the Closing is required to take place until such date, to be set by the party that elects to postpone the date for Closing pursuant to this subsection (2) on at least five business days' written notice to the other party, as soon as practicable after such judgment, decree, order or other prohibition ceases to be in effect, or such other circumstance ceases to exist; provided, however, that any postponement of the date on which the Closing is required to take place to a date beyond the Upset Date shall require the consent of both Sellers and Buyer (it being agreed that the Upset Date shall be extended one day for each day up to one year that a judgment, decree, order or other prohibition referenced in clause (A) above remains in effect).

                           (3)      Notwithstanding  anything in this  Agreement
to the contrary, if on the date scheduled for Closing, the Closing has not occurred because any notice period required by Section 8.1(a)(1) or (2) has not lapsed, the Upset Date shall be extended until one business day after the lapse of such period.

                           (4) If the date on which the Closing would  otherwise
be required to take place pursuant to Section 8.1(a)(1), 8.1(a)(2) or 8.1(a)(3) the Referee shall not have completed its determination pursuant to Section 2.5(a) of any of the amounts disputed by FHGLP and Buyer, then FHGLP may, at its option, postpone the date on which the Closing is required to take place until the third (3rd) business day after the date the Referee makes its final determination pursuant to Section 2.5(a); provided, however, that if such postponement results in the Closing taking place on a date after the Upset Date, the Upset Date shall be extended until one business day after the date of the Closing as postponed pursuant to this Section 8.1(a)(4).

                  (b) Closing Place. The Closing shall be held at the offices of Irell & Manella, LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California, or any other place or time as FHGLP and Buyer shall mutually agree.

         8.2 Deliveries by Sellers. Sellers shall deliver or cause to be delivered to Buyer the following:

                  (a) Purchased Interests and Contributed Interest. An assignment agreement providing for the assignment of the Purchased Interests and Contributed Interest (if applicable) by Sellers to Buyer, in a form reasonably satisfactory to Buyer. An assignment agreement providing for the assignment of all of FHGLP's rights and interest in the NYNEX Litigation.

                  (b) Certificate of Falcon. A certificate executed by a duly authorized representative on behalf of Falcon, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and
(b) have been satisfied as to Falcon, except as disclosed in said certificate.

                  (c) Certificate of Sellers. A certificate executed by each Seller, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.1(a) and (b) have been satisfied as to such Seller, except as disclosed in such certificate.

                  (d) Secretaries' Certificate. A certificate executed by a duly authorized representative on behalf of Falcon, dated as of the Closing Date, providing, as attachments thereto, to the extent available, certificates of Good Standing for each of the Falcon Companies certified by an appropriate state official of the State of their organization, all certified by such state officials as of a date not more than fifteen days before the Closing Date.

                  (e) Consents. Copies of Consents which have been obtained by Falcon or any of the Falcon Companies prior to the Closing.

                  (f) Opinion of Counsel. An opinion of Dow, Lohnes & Albertson, PLLC, counsel to Sellers (other than TCI), dated as of the Closing Date, substantially in the form of Exhibit G-1 hereto; an opinion of Fleischman and Walsh, L.L.P., counsel to Falcon, dated as of the Closing Date, substantially in the form of Exhibit G-2 hereto; and an opinion of Sherman & Howard L.L.C., counsel to TCI, dated as of the Closing Date, substantially in the form of Exhibit G-3.

                  (g) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Sellers and the Adjustment Escrow Agent, if required pursuant to Section 2.5(b).

                  (h) Securities Releases. If, as of the Closing Date, there are outstanding any options, warrants or other similar claims or
securities  in  respect  of  the  Equity   Interests  of  the  Falcon  Companies
(collectively, "Options"), other than Options held by any Falcon Company, releases, in form and substance reasonably acceptable to Buyer, executed by each holder of such Options, releasing and terminating such Options and all rights of such holder thereunder.

                  (i) Releases. A release, duly executed by each Seller, substantially in the form of Exhibit H hereto.

                  (j)    Other Transaction Documents. If FHGLP contributes the
Contributed Interest to Charter LLC pursuant to Section 2.1(b), the Put Agreement, the Registration Rights Agreement, the Charter LLC Operating Agreement, and the Exchange Agreement (to the extent each is agreed to prior to Closing), each duly executed by FHGLP or the appropriate distributee of FHGLP.

         8.3 Deliveries by Buyer. Prior to or at the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

                  (a)    Aggregate Consideration.

                           (1)      An assumption  agreement  providing for the
assumption by Buyer of the Assumed Liabilities, in a form reasonably satisfactory to Sellers.

                           (2) As provided in Section  2.6,  the cash portion of
the Net Closing Payment to Sellers, by wire or accounts transfer of immediately available funds to one or more accounts designated by FHGLP in Part V of the Allocation Notice.

                           (3) As and to the extent  provided by Section 2.5(b),
the Adjusted Escrow Amount to the Adjustment Escrow Agent, by wire or accounts transfer of immediately available funds to the account specified in the Adjustment Escrow Agreement.

                           (4)      As provided in Section 6.7, if applicable,
satisfaction and discharge of all obligations of the Falcon Companies and the Sellers in respect of the Senior Debt and the Credit Agreement, the MONY Notes and the MONY Agreement, and the related Debt Documents, and the Enstar Credit Agreement, and the related Enstar Debt Documents.

                  (b) Officers' Certificate. A certificate executed by Buyer, dated as of the Closing Date, certifying that the closing conditions specified in Sections 7.2(a) and (b) have been satisfied, except as disclosed in said certificate.

                  (c) Secretaries' Certificate. A certificate executed by Buyer, dated as of the Closing Date, (1) certifying that the resolutions, as attached to said certificate, were duly adopted by the Board of Directors and shareholders (if applicable) of Buyer, authorizing and approving the execution by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; and (2) providing, as attachments thereto, a Certificate of Good Standing for Buyer certified by an appropriate state official of the State of Delaware, certified by such state official as of a date not more than fifteen days before the Closing Date.

                  (d) Opinion of Counsel. An opinion of counsel to Buyer, dated as of the Closing Date, substantially in the form of Exhibit I hereto.

                  (e) Adjustment Escrow Agreement. The Adjustment Escrow Agreement, duly executed by Buyer and the Adjustment Escrow Agent if required pursuant to Section 2.5(b).

                  (f) Releases. The releases of Sellers under the Debt Documents and Enstar Debt Documents referred to in Section 6.7 and 7.2.

                  (g) Other Transaction Documents. If FHGLP contributes the Contributed Interests to Charter LLC pursuant to Section 2.1(b), the Put Agreement, duly executed by Paul Allen, the Registration Rights Agreement, duly executed by PublicCo if required at the Closing by Section 6.6(f), the Charter LLC Operating Agreement duly executed by Buyer and Charter LLC (if agreed to prior to Closing) and the Exchange Agreement, duly executed by PublicCo if required at the Closing by Section 6.6(f) (to the extent each is agreed to prior to Closing); and the Amended Falcon Partnership Agreement, duly executed by Buyer and Charter LLC, in a form reasonably acceptable to FHGLP.

SECTION 9:        TERMINATION

         9.1 Agreement between Sellers and Buyer. This Agreement may be terminated at any time prior to the Closing and the purchase and sale of the Purchased Interests abandoned, by written agreement among the parties hereto.

         9.2 Termination by Sellers. This Agreement may be terminated at any time prior to the Closing by Sellers and the purchase and sale of the Purchased Interests abandoned, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a)    Conditions. If on any date determined for the Closing
in accordance with Section 8.1, each condition set forth in Section 7.1 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date and either (i) a condition set forth in
Section 7.2 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date or (ii) Buyer has nonetheless refused to consummate the Closing, provided that Buyer shall have five days to cure such matter after receipt of notice of Seller's intent to terminate pursuant to this Section 9.2(a). Notwithstanding the foregoing, Sellers may not rely on the failure of any condition set forth in
Section 7.2 to be satisfied if such failure was principally caused by Sellers' or any Falcon Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                  (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or
Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by Sellers' or any Falcon Company's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

         9.3 Termination by Buyer. This Agreement may be terminated at any time prior to the Closing by Buyer and the purchase and sale of the Purchased Interests abandoned, upon written notice to Sellers, upon the occurrence of any of the following:

                  (a) Conditions. If on any date determined for the Closing in accordance with Section 8.1, each condition set forth in Section 7.2 has been satisfied (or will be satisfied by the delivery of documents at the Closing) or waived in writing by Sellers on such date and either (i) a condition set forth in Section 7.1 has not been satisfied (or will not be satisfied by the delivery of documents at the Closing) or waived in writing by Buyer on such date or (ii) Sellers have nonetheless refused to consummate the Closing; provided that Sellers shall have five days to cure such matter after receipt of notice of Buyer's intent to terminate pursuant to this Section 9.3(a). Notwithstanding the foregoing, Buyer may not rely on the failure of any condition set forth in
Section 7.1 to be satisfied if such failure was principally caused by Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

                  (b) Upset Date. If the Closing shall not have occurred on or prior to the Upset Date as extended as provided in Section 8.1(a)(3) or
Section 8.1(a)(4), unless the failure of the Closing to occur was principally caused by any Buyer's or Charter's failure to act in good faith or a breach of or failure to perform any of its representations, warranties, covenants or other obligations in accordance with the terms of this Agreement.

         9.4 Effect of Termination. If this Agreement is terminated as provided in this Section 9, then this Agreement will forthwith become null and void and there will be no liability on the part of any party to any other party or any other Person in respect thereof, provided that:

                  (a) Surviving Obligations. The obligations of the parties described in Sections 6.2, 9.4, 9.5 and 11.1 (and all other provisions of this Agreement relating to expenses) will survive any such termination.

                  (b)    Withdrawal of Applications. All filings, applications
and  other   submissions   relating  to  the  consummation  of  the  transaction
contemplated hereby shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to whom made.

                  (c) Willful Breach by Buyer. No such termination will relieve Buyer from liability for a willful breach by Buyer of this Agreement (which shall in all events include, without limitation, a failure to pay the Cash Consideration or the Equity Consideration and discharge the Senior Debt and the Credit Agreement). If Sellers terminate this Agreement pursuant to Section 9.2(a) because Buyer wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, (i) Buyer shall, immediately upon written notice from Sellers of such breach, make a payment in cash (by wire transfer of immediately available funds to an account or accounts designated by Sellers) to Sellers of Two Hundred Million Dollars ($200,000,000); and (ii) in addition to such payment, Sellers and Falcon shall have all rights and remedies available at law and equity, including additional monetary damages (for example, to compensate the Sellers for any diminution in the market value of the Falcon Companies). Buyer agrees that the foregoing payment referred to in clause (i) of the forgoing sentence is a reasonable estimate of the damages that will be suffered by Sellers and the Falcon Companies in the event of such a breach by Buyer as a result of the foregone opportunity to complete an initial public offering and other commercial, partnership and corporate opportunities foregone as a result of entering into the Purchase Agreement, that such payment does not include amounts in respect of the category of damages referred to in clause (ii) above relating to diminution in value and does not constitute a penalty, and Buyer hereby waives any defense that such amount is a penalty or is otherwise not enforceable. Sellers agree that notwithstanding the foregoing, any amounts paid in respect of damages described in clause (i) above will be credited against any payment required for damages described in clause (ii) above.

                  (d)    Willful   Breach  by  Falcon  or  Sellers.   No  such
termination will relieve Seller or Falcon from liability for a willful breach of this Agreement. If Buyer terminates this Agreement pursuant to Section 9.3(a) because Falcon wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance, against Falcon. No such termination will relieve any Seller from liability for its willful breach of this Agreement. If Buyer terminates this Agreement pursuant to Section 9.3(a) because any Seller wrongfully refuses to close after all conditions precedent to its obligations have been satisfied, Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance against such breaching Seller.

                  (e) No Recourse. Anything in this Agreement or applicable law to the contrary notwithstanding, in the event this Agreement is terminated as provided in this Section 9:

                           (1)      Buyer will not have any claim or recourse
against any of the Sellers, or any of their respective officers, directors, shareholders, members, partners, employees, agents or Affiliates (other than Falcon) as a result of the breach of any representation, warranty, covenant or agreement of Falcon contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the business or operations of the Falcon Companies prior to the Closing. Buyer's sole recourse shall be against Falcon.

                           (2) No Seller or Falcon  Company  will have any claim
or recourse against Buyer's respective officers, directors, shareholders, members, partners, employees, agents or Affiliates as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the compliance by Buyer with its covenants prior to the Closing. The Sellers' and Falcon's sole recourse shall be against Buyer.

         9.5 Attorneys' Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

SECTION 10:       SURVIVAL

         10.1     Survival.

                  None of the representations and warranties of Falcon or Sellers set forth herein shall survive the Closing, except for: (i) the representation and warranty of the respective Seller set forth in Section 4.4(a) as to the title to the Purchased Interests of such Seller, which shall survive indefinitely, and (ii) the representations and warranties of Falcon set forth in the second and fifth sentences of Section 3.3(b), which shall also survive indefinitely, and (iii) the representation of Falcon set forth in Section 3.12 with respect to income Taxes, which shall survive for the applicable statute of limitations period. Sellers will indemnify and hold Buyer harmless from and against all losses and damages arising out of any breach of any representation and warranty that survives the Closing so long as such representation and warranty survives as provided in the preceding sentence, provided that no Seller shall have any liability for a breach by another Seller of the representation and warranty referred to in clause (i) above, and each Seller's liability for a breach by Falcon of the representations and warranties referred to in clauses
(ii) and (iii) above shall be limited to its proportionate share of the losses and damages based on its proportionate share of the Aggregate Consideration. None of the covenants and agreements of Sellers set forth herein shall survive the Closing, other than the agreements of Sellers contained in Sections
2.6(b)(1)(B),  6.2(b),  6.4(e), 6.4(g) (if applicable),  6.10, 11.1, 11.2, 11.3,
11.4, 11.5,  11.6,  11.7,  11.8, 11.9, 11.10 and 11.11,  which shall survive the
Closing until performed and discharged in full. None of the representations and warranties of Buyer set forth herein shall survive the Closing. The covenants and agreements of Buyer set forth herein to be discharged in full prior to the Closing shall not survive the Closing. All covenants and agreements of Buyer set forth herein to be performed in whole or in part after the Closing shall survive the Closing until performed and discharged in full. Notwithstanding anything in this Section 10.1 to the contrary, this Section 10.1 shall not apply to any representations, warranties, covenants or agreements set forth in the other Transaction Documents, which shall be governed by their respective terms.

SECTION 11:       MISCELLANEOUS

         11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives.

         11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing, may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and shall be addressed to the recipient at the address specified below, or with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 11.2:

If to Falcon or Sellers:      Falcon Cable TV
                              10900 Wilshire Boulevard
                              15th Floor
                              Los Angeles, CA  90024
                              Attention:       Marc B. Nathanson, CEO
                                                       and
                                               Stanley Itskowitch, Executive
                                               Vice President & General Counsel
                              Telephone:       (310) 209-7313
                              Telecopier:      (310) 209-7239

                                                        and

                              TCI Falcon Holdings, LLC
                              9197 South Peoria Street
                              Englewood, Colorado 80112
                              Attention: Derek Chang
                              Telephone:        (720) 875-5241
                              Telecopier:      (720) 875-5396

with a copy (which shall
not constitute notice) to:    Dow, Lohnes & Albertson
                              1200 New Hampshire Avenue, N.W.
                              Suite 800
                              Washington, D.C.  20036-6802
                              Attention:       Leonard J. Baxt, Esq.
                                                        and
                                               John T. Byrnes, Esq.
                              Telephone:       (202) 776-2000
                              Telecopier:      (202) 776-2222

                                        and

                              Goldman & Kagon
                              1801 Century Park East
                              Suite 2222
                              Los Angeles, California  90067
                              Attention:       Richard D. Goldman, Esq.
                              Telephone:       (310) 552-1707
                              Telecopier:      (310) 552-7938

                                         and

                              Sherman & Howard
                              633 17th Street
                              Suite 3000
                              Denver, Colorado  80202
                              Attention:       Peggy Knight, Esq,
                              Telephone:       (303) 299-8140
                              Telecopier:      (303) 298-0940

If to Buyer:                  Charter Communications, Inc.
                              12444 Powerscourt Drive, Suite 100
                              St. Louis, Missouri  63131
                              Attention:       Jerald L. Kent, President & CEO
                              (with a copy to Curtis S. Shaw, Senior Vice
                              President and General Counsel)

                              Telephone:       (314) 965-0555
                              Telecopier:      (314) 965-8793

with a copy (which should
not constitute notice) to:    Irell & Manella LLP
                              1800 Avenue of the Stars, Suite 900
                              Los Angeles, California  90067-4276
                              Attention:       Alvin G. Segel, Esq.
                              Telephone:       (310) 277-1010
                              Telecopier:      (310) 203-7199

         11.3 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (and, in the case of Sections 6.9, 6.12 and 6.13, the parties specified therein) and their respective successors and permitted assigns; provided that (a) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Falcon or Sellers without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), and (b) neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed), except (i) Buyer may, upon notice to Sellers, assign all or a portion of its rights, but not its obligations, hereunder to an Affiliate of Buyer, as long as such assignment does not hinder or delay the consummation of the transactions contemplated hereby and by the other Transaction Documents. Consent shall be deemed to be reasonably withheld if the consenting party reasonably determines that the assignment would be reasonably likely to hinder or delay the Closing or adversely affect the payment of the Aggregate Consideration at the Closing or the performance of any covenants or agreements of Buyer. Buyer also agrees that Sellers may distribute the Purchase Consideration or their right to receive the Purchase Consideration to their respective stockholders, partners and members. This Agreement is not intended to confer upon any Person other than the parties hereto (and, in the case of Sections 6.9, 6.12 and 6.13, the parties specified therein) any rights or remedies hereunder.

         11.4 Further Assurances. After the Closing the parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of any other party, at the expense of the requesting party.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6  WAIVER  OF  JURY  TRIAL.   EACH  OF  THE  PARTIES  HERETO  HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         11.7 Severability. Any provision (or portion thereof) of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

         11.8 Entire Agreement. This Agreement, the Disclosure Schedules and the Exhibits hereto, the other Transaction Documents to be delivered by the parties pursuant to this Agreement and the Confidentiality Agreement collectively represent the entire understanding and agreement between Buyer, Falcon and Sellers with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations between the parties. Buyer acknowledges that none of Falcon or Sellers has made any, or makes any, promises, representations, warranties, covenants or undertakings, express or implied, other than those expressly set forth in this Agreement, the other Transaction Documents and the Confidentiality Agreement.

         11.9 Amendments; Waiver of Compliance; Consents. This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver (a) will be binding upon Falcon or Sellers prior to the Closing only if such amendment or waiver is set forth in a writing executed by Falcon and Sellers, (b) will be binding upon Sellers after the Closing only if such amendment or waiver is set forth in a writing executed by Sellers and (c) will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer.

         11.10 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.11 Specific Performance. The parties recognize that in the event Sellers should refuse to perform at the Closing any of its obligations under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of any of the obligations of the Sellers under the provisions of this Agreement to be performed at Closing, without the requirement of posting a bond or other security. In the event of any action to enforce this Agreement specifically pursuant to this Section 11.12, Sellers hereby waive the defense that there is an adequate remedy at law.

         11.12  Tax   Consequences.   No  party  to  this  Agreement  makes  any
representation or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

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                                       -70-

         IN WITNESS WHEREOF, this Agreement has been executed by each of Buyer, Falcon and Sellers as of the date first written above.


SELLERS:

FALCON HOLDING GROUP, L.P.

By:      Falcon Holding Group, Inc.,
         General Partner

By:      /s/ Stanley S. Itskowitch
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President


TCI FALCON HOLDINGS, LLC

By:      /s/ Derek Chang
         Name:    Derek Chang
         Title:   Vice President


FALCON HOLDING GROUP, INC.

By:      /s/ Stanley S. Itskowitch
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President


FALCON CABLE TRUST

By:      /s/ Marc B. Nathanson
         Name:    Marc B. Nathanson
         Title:   Trustee


DHN INC.

By:      /s/ Stanley S. Itskowitch
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President

BUYER:

CHARTER COMMUNICATIONS, INC.

By:      /s/ Curtis S. Shaw
         Name:  Curtis S. Shaw
         Title:    Senior Vice President


FALCON:

FALCON COMMUNICATIONS, L.P.

By:      Falcon Holding Group, L.P.,
         General Partner

By:      Falcon Holding Group, Inc.
         General Partner

By:      /s/ Stanley S. Itskowitch
         Name:    Stanley S. Itskowitch
         Title:   Executive Vice President

By:      TCI Falcon Holdings, LLC,
         General Partner

By:      /s/ Derek Chang
         Name:    Derek Chang
         Title:   Vice President


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